     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 2006
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

   CITIGROUP FUNDING INC.                 DELAWARE                      42-1658283
   CITIGROUP INC.                         DELAWARE                      52-1568099
   TARGETS TRUST XXVIII                   DELAWARE                      20-4456827
   TARGETS TRUST XXIX                     DELAWARE                      20-4456938
   TARGETS TRUST XXX                      DELAWARE                      20-4457004
   TARGETS TRUST XXXI                     DELAWARE                      20-4457245
   TARGETS TRUST XXXII                    DELAWARE                      20-4457328
   TARGETS TRUST XXXIII                   DELAWARE                      20-4457406
   TARGETS TRUST XXXIV                    DELAWARE                      20-4457492
   TARGETS TRUST XXXV                     DELAWARE                      20-4457574
   TARGETS TRUST XXXVI                    DELAWARE                      20-4457649
   TARGETS TRUST XXXVII                   DELAWARE                      20-4457722
(EXACT NAME OF REGISTRANT AS    (STATE OR OTHER JURISDICTION         (I.R.S. EMPLOYER
SPECIFIED IN CHARTER)                        OF                   IDENTIFICATION NUMBER)
                               INCORPORATION OR ORGANIZATION)

                                399 PARK AVENUE
                            NEW YORK, NEW YORK 10043
                                 (212) 559-1000

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                            MICHAEL S. ZUCKERT, ESQ.
                  GENERAL COUNSEL, FINANCE AND CAPITAL MARKETS
                                 CITIGROUP INC.
                                399 PARK AVENUE
                            NEW YORK, NEW YORK 10043
                                 (212) 559-1000

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                    COPY TO:

                             JEFFREY D. KARPF, ESQ.
                      CLEARY GOTTLIEB STEEN & HAMILTON LLP
                               ONE LIBERTY PLAZA
                            NEW YORK, NEW YORK 10006
                                 (212) 225-2000
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: At such time (from time to time) after the effective date of this Registration Statement as agreed upon by Citigroup Funding Inc. and the Underwriters in light of market conditions.
                            ------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
                            ------------------------
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
                            ------------------------
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
    If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]
                            ------------------------
    If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]
                            ------------------------
                                               (continued on the following page)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
     TITLE OF EACH CLASS OF       AMOUNT TO BE REGISTERED/PROPOSED MAXIMUM OFFERING PRICE PER        AMOUNT OF
  SECURITIES TO BE REGISTERED         UNIT/PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)      REGISTRATION FEE(1)
--------------------------------------------------------------------------------------------------------------------
Targeted Growth Enhanced Terms
  Securities ("TARGETS") of the
  Trusts........................                                                                         $0
--------------------------------------------------------------------------------------------------------------------
Forward Contracts of Citigroup
  Funding Inc...................                                                                         $0
--------------------------------------------------------------------------------------------------------------------
Guarantees of Citigroup Funding
  Inc. with respect to the
  TARGETS of the Trusts(3)......                                                                         $0
--------------------------------------------------------------------------------------------------------------------
Guarantees of Citigroup
  Inc.(4).......................                                                                         $0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

(1) An unspecified aggregate initial offering price and number or amount of the securities of each class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rule 456(b) and Rule 457(r), the Registrants are deferring payment of all of the registration fee.

(2) Includes an indeterminate number of TARGETS, forward contracts and guarantees of TARGETS by Citigroup Funding Inc. and Citigroup Inc. that may be offered or sold by affiliates of the Registrants in market-making transactions.

(3) Includes the rights of holders of the TARGETS under any guarantees and certain back-up undertakings, comprised of the obligations of Citigroup Funding Inc. to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the TARGETS) and such obligations of Citigroup Funding Inc. as set forth in the amended and restated declaration of trust of each Trust and the indenture, in each case as further described in the Registration Statement. The guarantees, when taken together with Citigroup Funding Inc.'s obligations under the forward contracts, the indenture and the amended and restated declarations of trust, will provide a full and unconditional guarantee by Citigroup Funding Inc. of the Trusts' obligations under the TARGETS. No separate consideration will be received for any guarantees or such back-up obligations.

(4) No separate consideration will be received for the Citigroup Inc.
    guarantees.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                     SUBJECT TO COMPLETION, DATED , [2006]

                                                                      PROSPECTUS

                                     TARGETS
                                 TRUST [XXVIII]

TARGETED GROWTH
ENHANCED TERMS SECURITIES
(TARGETS(R))

WITH RESPECT TO THE COMMON STOCK OF

DUE ON
$10.00 PER TARGETS

PAYMENTS DUE FROM TARGETS TRUST [XXVIII]
GUARANTEED BY CITIGROUP FUNDING INC.

PAYMENTS DUE FROM CITIGROUP FUNDING INC.
GUARANTEED BY CITIGROUP INC.

o     Preferred securities of a trust paying:

      1.    Quarterly distributions in the amount of $     (except $
on      ,      ), and

      2.    A maturity payment based on the market price of the common stock of

o     We will apply to list the TARGETS on the American Stock Exchange under the
      symbol "    ."

INVESTING IN THE TARGETS INVOLVES A NUMBER OF RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

      is not involved in any way in this offering and has no obligations relating to the TARGETS or to holders of the TARGETS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the TARGETS or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                             PER TARGETS   TOTAL
                                                             -----------   -----
Public Offering Price                                        $             $
Underwriting Discount to be paid by Citigroup Funding Inc.   $             $
Proceeds to TARGETS Trust [XXVIII] before expenses           $             $

Citigroup Global Market Inc. expects to deliver the TARGETS to purchasers on or
about         , [2006].

Investment Products     Not FDIC Insured     May Lose Value    No Bank Guarantee



                                [CITIGROUP LOGO]



        , [2006]

                           SUMMARY INFORMATION -- Q&A

WHAT IS TARGETS TRUST [XXVIII]?

     TARGETS Trust [XXVIII] is a Delaware statutory trust. Citigroup Funding will own all of the common securities of Trust [XXVIII].

     Trust [XXVIII] will not engage in any activities except:

     - issuing its trust securities, which are limited to         TARGETS and
               common securities,

     - investing approximately 85% to 90% of the proceeds of the offering in a forward contract of Citigroup Funding relating to the common stock of
              ,

     - investing approximately 10% to 15% of the proceeds of the offering in stripped self-amortizing U.S. treasury securities, and

     - activities incidental to the above.

     Trust [XXVIII] will not issue any securities except the common securities and the TARGETS.

     Trust [XXVIII] will be managed by trustees elected by Citigroup Funding, as the holder of the common securities. The holders of the TARGETS have no right to elect or remove trustees. Citigroup Funding will pay all costs, expenses, debts and liabilities of Trust [XXVIII], including fees and expenses related to the offering of the TARGETS, but not including payments under the TARGETS.

     The address and telephone number of Trust [XXVIII] are:

        TARGETS Trust [XXVIII]
        c/o Citigroup Funding Inc.
        399 Park Avenue
        New York, NY 10043
        (212) 559-1000

WHAT ARE THE TARGETS?

     The TARGETS are preferred undivided interests in Trust [XXVIII]. The
TARGETS mature on             , but will be subject to acceleration to an
accelerated maturity date upon the occurrence of one of the acceleration events described below. If an acceleration event occurs or Citigroup Funding or Citigroup defaults on its guarantee, holders of the TARGETS will have a preference over holders of the common securities for payments.

     The TARGETS are designed to provide you with a higher yield than the
current dividend yield paid on the common stock of        . They also provide
the opportunity for you to share in approximately the first      % of any
appreciation while limiting your potential loss to approximately the first
     % of any depreciation in the price of the common stock in the period between the issue date and the first reset date and in any subsequent monthly period during the term of the TARGETS.

WILL I RECEIVE QUARTERLY DISTRIBUTIONS ON THE TARGETS?

     You will receive cash distributions of $          per quarter on each
TARGETS (except that the quarterly distribution payment payable on
will be $          per      TARGETS), payable on each February 15, May 15,
August 15 and November 15, beginning           .

     Trust [XXVIII] will make quarterly distribution payments out of:

     - payments received on the treasury securities, and

     - any yield enhancement payments received from Citigroup Funding under the forward contract.

     Depending on market conditions at the time of pricing the TARGETS for initial sale to the public, the amount of the yield enhancement payments may be zero or a nominal amount.

     The ability of Trust [XXVIII] to make quarterly distributions on the TARGETS is entirely dependent on receipt by Trust [XXVIII] of payments under the treasury securities and yield enhancement payments, if any, under the forward contract. Citigroup Funding may elect not to make yield enhancement payments, if any, on the date they are due under the forward contract, and is permitted to delay making those payments, with interest, until maturity. You should refer to the sections "Risk Factors -- You May Not Receive Yield Enhancement Payments on the Date They Are Due Because They Can Be Deferred" and "Description of the TARGETS -- Quarterly Distributions" in this prospectus.

WHAT WILL I RECEIVE AT MATURITY OF THE TARGETS?

     At maturity, you will receive for each TARGETS the maturity payment and the final quarterly distribution. The maturity payment per TARGETS will equal the sum of (A) the initial principal amount of $10.00 per TARGETS and (B) the stock return payment, which may be positive, zero or negative.

HOW WILL THE STOCK RETURN PAYMENT BE CALCULATED?

     The stock return payment will equal the product of:

        Initial Principal Amount of $10.00 per TARGETS x Stock Return

     The stock return will equal the compounded value of the periodic capped returns for each reset period computed in the following manner, and is presented in this prospectus as a percentage:

        Product of [(1.00 + the periodic capped return) for each reset period] - 1.00

The periodic capped return for any reset period (including the reset period ending at maturity) will equal the following fraction:

                         Ending Value - Starting Value
                       ---------------------------------
                                 Starting Value

Reset dates occur on the       day of each month beginning             , except
that the final reset date will occur at maturity. We refer to each period between any two consecutive reset dates (or the issue date and the first reset date) as a reset period. The periodic capped return for any reset period will
not in any circumstances be greater than approximately      % or less than
approximately      %.

     The stock return will be calculated by compounding the product of the periodic capped returns for each reset period. Assuming a hypothetical 4.5% cap on appreciation and a hypothetical 10% floor on depreciation in each reset period and a total of 36 reset periods, the stock return cannot be more than approximately 387.74% (a maximum value that represents an increase in the price of the common stock of at least 4.5% in each reset period) and may be as little as - 97.75% (a minimum value that represents a decrease in the price of the common stock of at least 10% in each reset period).

     The ending value for any reset period other than the reset period ending at maturity will be the trading price of the common stock on the reset date at the end of the period or, if that day is not a trading day, the trading price of the common stock on the next following trading day. The ending value for the reset period ending at maturity will be the trading price of the common stock on the date three trading days before the maturity date.

     The starting value for the initial reset period will be the trading price of the common stock on the date the TARGETS are priced for initial sale to the public. We will disclose the initial starting value to you in the final prospectus delivered to you in connection with sales of the TARGETS. The starting value for each subsequent reset period (including the reset period ending on maturity) will equal the ending value for the immediately preceding reset period.

     A trading day means a day, as determined by Citigroup Funding, on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a market disruption event) on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States.

     A market disruption event means the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, of accurate price, volume or related information in
respect of, (1) the shares of        common stock on any exchange or market, or
(2) any options contracts or futures contracts relating to the shares of common stock, or any options on such futures contracts, on any exchange or market if, in each case, in the determination of Citigroup Funding, any such suspension, limitation or unavailability is material.

     The trading price of        common stock (or any other security for which a
trading price must be determined) on any date of determination will be (1) if the common stock or other security is listed on a national securities exchange on that date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price on that date on the principal U.S. exchange on which the common stock or other security is listed or admitted to trading, (2) if the common stock or other security is not listed on a national securities exchange on that date of determination, or if the closing sale price or last reported sale price is not obtainable (even if the common stock or other security is listed or admitted to trading on such exchange), and the common stock or other security is quoted on the Nasdaq National Market, the closing sale price or, if no closing sale price is reported, the last reported sale price on that date as reported on the Nasdaq, and (3) if the common stock or other security is not quoted on the Nasdaq on that date of determination or, if the closing sale price or last reported sale price is not obtainable (even if the common stock or other security is quoted on the Nasdaq), the last quoted bid price for the common stock or other security in the over-the-counter market on that date as reported by the OTC Bulletin Board, the National Quotation Bureau or a similar organization. The determination of the trading price on any trading day may be deferred by Citigroup Funding for up to five consecutive trading days on which a market disruption event is occurring, but not past the trading day prior to maturity. If no sale price is available pursuant to clauses (1), (2) or
(3) above or if there is a market disruption event, the trading price on any date of determination, unless deferred by Citigroup Funding as described in the preceding sentence, will be the arithmetic mean, as determined by Citigroup Funding, of the bid prices of the common stock or other security obtained from as many dealers in such stock or other security (which may include Citigroup Global Markets Inc. or any of its other affiliates), but not exceeding three such dealers, as will make such bid prices available to Citigroup Funding. A security "quoted on the Nasdaq National Market" will include a security included for listing or quotation in any successor to such system and the term "OTC Bulletin Board" will include any successor to such service.

     The periodic capped return is subject to adjustment upon the occurrence of
certain events involving        and its capital structure.

     The stock return payment payable to you at maturity is dependent on the return on the common stock during the period between the issue date and the first reset date and during each subsequent monthly period. The stock return payment that you receive on the maturity date may be positive, zero or negative. If the stock return is negative, the maturity payment you receive will be less than the amount of your original investment. If the stock return is zero, the maturity payment you receive will equal the amount of your original investment.

     If the ending value for the reset period ending at maturity is less than the price of the common stock upon issuance of the TARGETS, the maturity payment on each TARGETS will be less than the amount you originally invested. As demonstrated by some of the hypothetical examples provided below, the possibility exists that an investment in the TARGETS will result in a loss even if the ending value for the reset period ending at maturity is greater than the price of the common stock when the TARGETS are issued.

     The TARGETS provide less opportunity for appreciation than a direct investment in the common stock because the periodic capped return will limit the portion of any appreciation in the price of the common stock in which you will
share to approximately the first      % of any increase in the price of the
common stock
during any reset period, but will expose you to approximately the first      %
of any depreciation in the price of the common stock during any reset period.

     The maturity payment with respect to each TARGETS will be paid by Trust [XXVIII] out of the funds received by Trust [XXVIII] from Citigroup Funding under the forward contract. Trust [XXVIII]'s ability to make the maturity payments is entirely dependent upon Trust [XXVIII] receiving payments under the forward contract from Citigroup Funding.

WHERE CAN I FIND EXAMPLES OF HYPOTHETICAL MATURITY PAYMENTS?

     For a table setting forth hypothetical maturity payments, see "Description of the TARGETS -- Maturity Payment -- Hypothetical Examples" in this prospectus.

WHAT HAPPENS IF AN ACCELERATION EVENT OCCURS

     If one of the acceleration events described below occurs, the treasury securities will be sold and Trust [XXVIII] will be liquidated. You will receive for each TARGETS the accelerated maturity payment and a pro rata portion of the proceeds of the sale of the treasury securities, plus any accrued and unpaid yield enhancement payments.

     The accelerated maturity payment per TARGETS will be calculated in the same manner as the maturity payment and as though the date on which the acceleration event occurred were the maturity date.

     You will receive payment before holders of the common securities if an acceleration event occurs or Citigroup Funding defaults on any of its obligations under its guarantee.

     Any of the following will constitute an acceleration event:

     - the occurrence of certain adverse tax consequences to Trust [XXVIII],

     - the classification of Trust [XXVIII] as an "investment company" under the Investment Company Act, or

     - the initiation of bankruptcy proceedings regarding Citigroup Funding.

ARE PAYMENTS ON THE TARGETS GUARANTEED?

     Citigroup Funding has guaranteed that if, for any reason, Trust [XXVIII] does not make payments to you on the TARGETS, then Citigroup Funding will make the payments directly to you. In addition, Citigroup has guaranteed all payments by Citigroup Funding to the same extent and in the same manner as Citigroup Funding has guaranteed Trust [XXVIII]'s obligations under the TARGETS. Citigroup has also fully and unconditionally guaranteed Citigroup Funding's payment obligations under the forward contract. You should refer to the section "Description of the Guarantee" in this prospectus.

WHAT ARE MY VOTING RIGHTS?

     You will have limited voting rights with respect to Trust [XXVIII] and will not be entitled to vote to appoint, remove or replace, or increase or decrease the number of, the trustees. These voting rights will be held exclusively by Citigroup Funding, as the holder of the common securities. You will, however, have the right to direct JPMorgan Chase Bank, N.A., as trustee of Trust [XXVIII] and as holder of the forward contract and the treasury securities, to exercise its rights as trustee and to direct the time, method and place of any proceeding for any remedy available to the trustee.

     You will have no voting rights and no ownership interest in any common
stock of        .

HOW HAS        COMMON STOCK PERFORMED HISTORICALLY?

     We have provided a table showing the high and low sales prices for the
common stock of        and the cash dividends per share of common stock for each
quarter since the first quarter of 2001. You can find this
table in the section "Historical Data on the Common Stock of           " in this
prospectus. We have provided this historical information to help you evaluate
the behavior of        common stock in recent years. However, past performance
is not necessarily indicative of how        common stock will perform in the
future. You should also refer to the section "Risk Factors -- You Have No Rights
Against        Even Though the Maturity Payment on the TARGETS Is Based on the
Trading Price of        Common Stock" in this prospectus.

     The TARGETS are obligations of Trust [XXVIII] and, to the extent of the guarantee, of Citigroup Funding and Citigroup. Even though the maturity payment
will reflect the market price of        common stock at maturity,        has no
obligations under the TARGETS or either Citigroup Funding's or Citigroup's guarantee.

WHAT IS THE FORWARD CONTRACT?

     The forward contract is a prepaid "cash-settled" forward contract under which Citigroup Funding will settle its obligations in cash rather than in securities. The forward contract will be issued under an indenture between Citigroup Funding, Citigroup and JPMorgan Chase Bank, N.A., as trustee. Citigroup Funding and Citigroup conduct other business with JPMorgan Chase Bank, N.A.

     Trust [XXVIII] will purchase the forward contract from Citigroup Funding on the date the TARGETS are issued. Under the forward contract, Citigroup Funding will be required to pay to Trust [XXVIII] the total maturity payments, or the total accelerated maturity payments, and any yield enhancement payments. Citigroup Funding's payment obligations under the forward contract will be fully and unconditionally guaranteed by Citigroup. The proceeds from the sale of the forward contract will be used by Citigroup Funding for general corporate purposes. You should refer to the sections in this prospectus "Use of Proceeds and Hedging Activities," "Description of the Forward Contract" and "Risk
Factors -- The Market Value of the TARGETS May Be Affected by Purchases and
Sales of        Common Stock or Derivative Instruments Related to        Common
Stock by Affiliates of Citigroup Funding" in this prospectus.

WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE TARGETS?

     If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on only a portion of each quarterly cash distribution you receive from Trust [XXVIII], which will be ordinary income. The remaining portion of each quarterly cash distribution that you receive from Trust [XXVIII] will be treated as a tax-free return of your investment in the TARGETS and will reduce your tax basis in them. If you hold your TARGETS until they mature or if you sell your TARGETS, you will have a capital gain or loss equal to the difference between your tax basis in the TARGETS and the cash you receive. You should refer to the section "United States Federal Income Tax Considerations" in this prospectus.

WILL THE TARGETS BE LISTED ON A STOCK EXCHANGE?

     We will apply to list the TARGETS on the American Stock Exchange under the
symbol "     ." You should be aware that the listing of the TARGETS on the
American Stock Exchange will not necessarily ensure that a liquid trading market will be available for the TARGETS.

CAN YOU TELL ME MORE ABOUT CITIGROUP AND CITIGROUP FUNDING?

     Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. Citigroup Funding is a wholly-owned subsidiary of Citigroup whose business activities consist primarily of providing funds to Citigroup and its subsidiaries for general corporate purposes.

     Citigroup's consolidated ratio of income to fixed charges and consolidated ratio of income to combined fixed charges including preferred stock dividends for each of the five most recent fiscal years are as follows:

                                                                YEAR ENDED DECEMBER 31,
                                                           ---------------------------------
                                                           2005   2004   2003   2002   2001
                                                           -----  -----  -----  -----  -----
Ratio of income to fixed charges (excluding interest on
  deposits)..............................................  2.25x  2.65x  3.42x  2.52x  1.93x
Ratio of income to fixed charges (including interest on
  deposits)..............................................  1.79x  2.01x  2.43x  1.90x  1.59x
Ratio of income to combined fixed charges including
  preferred stock dividends (excluding interest on
  deposits)..............................................  2.24x  2.63x  3.39x  2.50x  1.92x
Ratio of income to combined fixed charges including
  preferred stock dividends (including interest on
  deposits)..............................................  1.79x  2.00x  2.41x  1.89x  1.58x

WHAT IS THE ROLE OF CITIGROUP FUNDING'S AND CITIGROUP'S AFFILIATE, CITIGROUP GLOBAL MARKETS INC.?

     Citigroup Funding's and Citigroup's affiliate, Citigroup Global Markets Inc., is the underwriter for the offering and sale of the TARGETS and is expected to receive compensation for activities and services provided in connection with the offering. After the initial offering, Citigroup Global Markets Inc. and/or other broker-dealer affiliates of Citigroup Funding intend to buy and sell TARGETS to create a secondary market for holders of the TARGETS, and may engage in other activities described in the section "Underwriting" in this prospectus. However, neither Citigroup Global Markets Inc. nor any of these affiliates will be obligated to engage in any market-making activities, or continue such activities once it has started them. Citigroup Global Markets Inc. will also act as calculation agent for the TARGETS. Potential conflicts of interest may exist between Citigroup Global Markets Inc. and you as a holder of the TARGETS.

CAN YOU TELL ME MORE ABOUT THE EFFECT OF CITIGROUP FUNDING'S HEDGING ACTIVITY?

     Citigroup Funding expects to hedge its obligations under the TARGETS through it or one or more of its affiliates. This hedging activity will likely
involve trading in        common stock or in other instruments, such as options,
swaps or futures, based upon        common stock. This hedging activity could
affect the market price of        common stock and therefore the market value of
the TARGETS. The costs of maintaining or adjusting this hedging activity could also affect the price at which Citigroup Funding's affiliate Citigroup Global Markets Inc. may be willing to purchase your TARGETS in the secondary market. Moreover, this hedging activity may result in Citigroup Funding or its affiliates receiving a profit, even if the market value of the TARGETS declines. You should refer to "Risk Factors -- Citigroup Funding's Hedging Activity Could Result in a Conflict of Interest," " -- The Price at Which You Will Be Able to Sell Your TARGETS Prior to Maturity Will Depend on a Number of Factors and May Be Substantially Less Than the Amount You Originally Invest" and "Use of Proceeds and Hedging Activities" in this prospectus.

DOES ERISA IMPOSE ANY LIMITATIONS ON PURCHASES OF THE TARGETS?

     Employee benefit plans subject to ERISA, individual retirement accounts, Keogh plans and other similar plans subject to Section 4975 of the Internal Revenue Code, entities the assets of which may be deemed to be "plan assets" under ERISA regulations, and governmental plans subject to any substantially similar laws (collectively, "Pension Type Accounts") can generally purchase the TARGETS. However, each such Pension Type Account should consider whether purchase of the TARGETS is prudent and consistent with the documents governing such account. The fiduciary rules governing Pension Type Accounts are complex and individual considerations may apply to a particular account. Accordingly, any fiduciary of a Pension Type Account should consult with its legal advisers to determine whether purchase of the TARGETS is permissible under the fiduciary rules. Each Purchaser will be deemed to have made certain representations concerning its purchase or other acquisition of the TARGETS. You should refer to the section "ERISA Considerations" in this prospectus.

ARE THERE ANY RISKS ASSOCIATED WITH MY INVESTMENT?

     Yes, the TARGETS are subject to a number of risks. Please refer to the section "Risk Factors" in this prospectus.

                                  RISK FACTORS

     You should carefully consider the following risk factors in addition to the other information contained in this prospectus before investing in the TARGETS. Hypothetical examples illustrating certain of the risks described in each of the first four risk factors can be found below in the section "Maturity Payment -- Hypothetical Examples."

YOUR INVESTMENT IN THE TARGETS MAY RESULT IN A LOSS IF THE TRADING PRICE OF
       COMMON STOCK DECLINES

     If the trading price of the common stock declines during the period between the issue date and the first reset date or in any subsequent reset period during the term of the TARGETS, the value of the periodic capped return for that reset period will be negative. Because the amount of the payment to you at maturity is based on the compounded value of the periodic capped return for the reset periods during the term of the TARGETS, the likelihood that the value of the stock return will be negative increases as the number of periodic capped returns with negative values increases and as the size of the decline in the trading
price of the common stock in any reset period increases (down to the   %
depreciation floor). As demonstrated by some of the hypothetical examples in the section "Description of the TARGETS -- Maturity Payment -- Hypothetical Examples," the maturity payment may be less than the amount of your investment even if the price of the common stock has increased during one or more monthly periods during the term of the TARGETS or if the trading price of the common stock as of the maturity date is greater than its price at issuance. In fact, assuming a hypothetical 4.5% cap on appreciation and a hypothetical 10% floor for depreciation in each reset period and a total of 36 reset periods, if the trading price of the common stock declines in at least 11 reset periods by approximately 10% or more, the maturity payment amount will be less than the amount of your investment, even if the trading price of the common stock increases by at least 4.5% in every other reset period. In addition, assuming a hypothetical 10% depreciation floor, the maturity payment amount can be as low as $0.23 per TARGETS if the trading price of the common stock declines by 10% or more in each reset period.

THE APPRECIATION OF YOUR INVESTMENT IN THE TARGETS WILL BE CAPPED

     The TARGETS may provide less opportunity for equity appreciation than a direct investment in the common stock because the periodic capped return will limit the portion of any appreciation in the price of the common stock in which
you will share to approximately the first   % of the increase in any reset
period, but will expose you to the first   % of any depreciation in the price of
the common stock during any given reset period. If the trading price of the
common stock increases by more than approximately   % in any reset period during
the term of the TARGETS, your return on the TARGETS may be less than your return on a similar security that was directly linked to the common stock but was not subject to a cap on appreciation.

YOU HAVE NO RIGHTS AGAINST        EVEN THOUGH THE MATURITY PAYMENT ON THE
TARGETS IS BASED ON THE TRADING PRICE OF        COMMON STOCK

     The historical common stock price is not an indicator of the future performance of the common stock during the term of the TARGETS. Changes in the price of the common stock will affect the trading price of the TARGETS, but it is impossible to predict whether the price of the common stock will rise or fall.

     The yield on the TARGETS is higher than the current dividend yield on the common stock. However, it may not remain higher through the term of the TARGETS
if        increases its dividends or the price of common stock decreases. In addition, you will not receive dividends or other distributions paid on the common stock.

            is not in any way involved with this offering and has no obligations relating to the TARGETS or holders of the TARGETS. In addition, you will have no
voting rights with respect to the common stock of        .

            is currently subject to SEC reporting requirements, and distributes reports and other information to its stockholders. In the event that ceases to be subject to these reporting requirements, pricing information for the TARGETS may be more difficult to obtain and the value, trading price and liquidity of the common stock and the TARGETS may be reduced.

THE PRICE AT WHICH YOU WILL BE ABLE TO SELL YOUR TARGETS PRIOR TO MATURITY WILL DEPEND ON A NUMBER OF FACTORS AND MAY BE SUBSTANTIALLY LESS THAN THE AMOUNT YOU ORIGINALLY INVEST

     We believe that the value of your TARGETS in the secondary market will be
affected by the supply of and demand for the TARGETS, the value of        common
stock and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what we expect to be the impact on the market value of the TARGETS of a change in a specific factor, assuming all other conditions remain constant.

     COMMON STOCK PRICE.  We expect that the market value of the TARGETS will
depend substantially on the amount, if any, by which the price of        common
stock changes from the price of the common stock when the TARGETS are issued.
However, changes in the price of        common stock may not always be
reflected, in full or in part, in the market value of the TARGETS. If you choose
to sell your TARGETS when the price of        common stock exceeds the common
stock price at the time the TARGETS were issued, you may receive substantially less than the amount that would be payable at maturity based on that price
because of expectations that the price of        common stock will continue to
fluctuate between that time and the time when the maturity payment is
determined. In addition, significant increases in the value of        common
stock above the cap of approximately   % on monthly appreciation may not be
reflected in the trading price of the TARGETS. If you choose to sell your
TARGETS when the price of        common stock is below the common stock price at
the time the TARGETS were issued, you may receive less than the amount you originally invested, except to the extent of any quarterly distributions. Because of the cap on monthly appreciation, the price at which you will be able to sell your TARGETS prior to maturity may be substantially less than the amount
originally invested, even if the price of        common stock when you sell your
TARGETS is equal to, or higher than, the price of the common stock at the time you bought your TARGETS.

     The value of        common stock will be influenced by        's results of
operations and by complex and interrelated political, economic, financial and other factors that can affect the capital markets generally and the market
segment of which        is a part. Citigroup Funding's hedging activities in the
common stock of its obligations under the forward contract, the issuance of securities similar to the TARGETS and other trading activities by Citigroup Funding, its affiliates and other market participants can also affect the price
of        's common stock.

     VOLATILITY OF        COMMON STOCK.  Volatility is the term used to describe
the size and frequency of market fluctuations. If the volatility of common stock changes during the term of the TARGETS, the market value of the TARGETS may decrease.

     EVENTS INVOLVING        COMMON STOCK.  General economic conditions and the
earnings results of        and real or anticipated changes in those conditions
or results may affect the market value of the TARGETS. In addition, if the
dividend yield on        common stock increases, we expect that the market value
of the TARGETS may decrease because the value of the payment you receive at maturity will not reflect the value of such dividend payments. Conversely, if
the dividend yield on        common stock decreases, we expect that the market
value of the TARGETS may increase.

     INTEREST RATES. We expect that the market value of the TARGETS will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the market value of the TARGETS may decrease, and if U.S. interest rates decrease, the market value of the TARGETS may increase.

     TIME PREMIUM OR DISCOUNT. As a result of a "time premium or discount," the TARGETS may trade at a value above or below that which would be expected based
on the level of interest rates and the value of        common stock the longer
the time remaining to maturity. A "time premium or discount" results from
expectations concerning the value of        common stock during the period prior
to the maturity of the TARGETS. However, as the time remaining to maturity decreases, this time premium or discount may diminish, increasing or decreasing the market value of the TARGETS.

     CITIGROUP FUNDING'S HEDGING ACTIVITIES.  Hedging activities in common stock by Citigroup Funding or one or more affiliates of Citigroup Funding
will likely involve trading in        common stock or in other instruments, such
as options, swaps or futures, based upon        common stock. This hedging
activity could affect the market price of        common stock and therefore the
market value of the TARGETS. It is possible Citigroup Funding or its affiliates may profit from its hedging activity, even if the market value of the TARGETS declines.

     CITIGROUP FUNDING AND CITIGROUP'S CREDIT RATINGS, FINANCIAL CONDITION AND RESULTS. Actual or anticipated changes in our credit ratings, financial condition or results may affect the market value of the TARGETS. The TARGETS are subject to the credit risk of Citigroup, the guarantor of the payments due on the TARGETS.

     We want you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the market value of the TARGETS attributable to another factor, such
as an increase in the value of        common stock.

     In general, assuming all relevant factors are held constant, we expect that the effect on the market value of the TARGETS of a given change in most of the factors listed above will be less if it occurs later in the term of the TARGETS than if it occurs earlier in the term of the TARGETS.

THE TRADING PRICE OF THE TARGETS MAY BE LESS THAN YOU WOULD OTHERWISE EXPECT BECAUSE THE MATURITY OF THE TARGETS CAN BE ACCELERATED

     If an acceleration event occurs, the maturity of the TARGETS will be accelerated and you will receive with respect to each TARGETS the accelerated maturity payment and a pro rata portion of the proceeds of the sale of the treasury securities. Because the amount that would be payable on the accelerated maturity date is uncertain, since it would depend on when an acceleration event occurs, the market value of the TARGETS may be less than what you would
otherwise expect based on the price of        common stock and the level of
interest rates at a particular time.

YOU MAY NOT RECEIVE YIELD ENHANCEMENT PAYMENTS ON THE DATE THEY ARE DUE BECAUSE THEY CAN BE DEFERRED

     The failure by Citigroup Funding to make any yield enhancement payments on the date they are due will not constitute an acceleration event. Citigroup Funding will be allowed under the forward contract to delay making any unpaid yield enhancement payments until the maturity date or the accelerated maturity date.

YOU WILL HAVE LIMITED VOTING RIGHTS WITH RESPECT TO TRUST [XXVIII] AND THE TRUSTEES

     You will have limited voting rights with respect to Trust [XXVIII] and will not be entitled to vote to appoint, remove or replace, or increase or decrease the number of, the trustees. These voting rights will be held exclusively by Citigroup Funding, as the holder of the common securities of Trust [XXVIII]. You should refer to the section "Description of the TARGETS -- Voting Rights" in this prospectus.

THE MATURITY PAYMENT MAY BE REDUCED UNDER SOME CIRCUMSTANCES IF        COMMON
STOCK IS DILUTED BECAUSE THE MATURITY PAYMENT WILL NOT BE ADJUSTED FOR ALL
EVENTS THAT DILUTE        COMMON STOCK

     The maturity payment and accelerated maturity payment are subject to adjustment for a number of events arising from stock splits and combinations,
stock dividends, a number of other actions of        that modify its capital
structure and a number of other transactions involving        , as well as for
the liquidation, dissolution or winding up of        . You should refer to the
section "Description of the TARGETS -- Dilution Adjustments" in this prospectus. The maturity payment and accelerated maturity payment will not be adjusted for
other events that may adversely affect the price of        common stock, such as
offerings of
common stock for cash or in connection with acquisitions. Because of the relationship of the maturity payment and accelerated maturity payment to the
price of        common stock, such other events may reduce the maturity payment on the TARGETS.

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TARGETS ARE UNCERTAIN

     No statutory, judicial or administrative authority directly addresses the characterization of the TARGETS or instruments similar to the TARGETS for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the TARGETS are not certain. No ruling is being requested from the Internal Revenue Service with respect to the TARGETS and no assurance can be given that the Internal Revenue Service will agree with the conclusions expressed under the section "Certain United States Federal Income Tax Considerations" in this prospectus. Alternative characterization of the TARGETS may affect the U.S. tax consequences of investing in the TARGETS, including for non-U.S. investors.

YOU MAY NOT BE ABLE TO SELL YOUR TARGETS IF AN ACTIVE TRADING MARKET FOR THE TARGETS DOES NOT DEVELOP

     There is currently no secondary market for the TARGETS. Citigroup Global Markets Inc. currently intends, but is not obligated, to make a market in the TARGETS. Even if a secondary market does develop, it may not be liquid any may not continue for the term of the TARGETS. If the secondary market for the TARGETS is limited, there may be few buyers should you choose to sell your TARGETS prior to maturity and this may affect the price you receive.

THE MARKET VALUE OF THE TARGETS MAY BE AFFECTED BY PURCHASES AND SALES OF
       COMMON STOCK OR DERIVATIVE INSTRUMENTS RELATED TO        COMMON STOCK BY
AFFILIATES OF CITIGROUP FUNDING

     Citigroup Funding's and Citigroup's affiliates, including Citigroup Global
Markets Inc., may from time to time buy or sell        common stock or
derivative instruments relating to        common stock for their own accounts in
connection with their normal business practices or in connection with hedging Citigroup Funding's obligations under the forward contract. These transactions
could affect the price of        common stock and therefore the market value of
the TARGETS. You should refer to the section "Use of Proceeds and Hedging Activities" in this prospectus.

CITIGROUP GLOBAL MARKETS INC., AN AFFILIATE OF CITIGROUP FUNDING AND CITIGROUP, IS THE CALCULATION AGENT, WHICH COULD RESULT IN A CONFLICT OF INTEREST

     Citigroup Global Markets Inc., which is acting as the calculation agent for the TARGETS, is an affiliate of Citigroup Funding and Citigroup. As a result, Citigroup Global Markets Inc.'s duties as calculation agent, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you, may conflict with its interest as an affiliate of Citigroup Funding and Citigroup.

CITIGROUP FUNDING'S HEDGING ACTIVITY COULD RESULT IN A CONFLICT OF INTEREST

     Citigroup Funding expects to hedge its obligations under the TARGETS through it or one or more of its affiliates. This hedging activity will likely
involve trading in        common stock or in other instruments, such as options,
swaps or futures, based upon        common stock. This hedging activity may
present a conflict between your interest in the TARGETS and the interests Citigroup Funding and its affiliates have in executing, maintaining and adjusting its hedge transactions because it could affect the market price of common stock and therefore the market value of the TARGETS. It could also be adverse to your interest if it affects the price at which Citigroup Funding's affiliate Citigroup Global Markets Inc. may be willing to purchase your TARGETS in the secondary market. Since hedging Citigroup Funding's obligation under the TARGETS involves risk and may be influenced by a number of factors, it is possible that Citigroup Funding or its affiliates may profit from its hedging activity, even if the market value of the TARGETS declines.

THE PAYMENTS YOU RECEIVE ON THE TARGETS WILL LIKELY BE DELAYED OR REDUCED IN THE EVENT OF A BANKRUPTCY OF CITIGROUP FUNDING

     Although the TARGETS are securities of Trust [XXVIII], the ability of Trust [XXVIII] to make payments under the TARGETS depends upon its receipt from Citigroup Funding under the forward contract of (1) the total maturity payments or total accelerated maturity payments and (2) any yield enhancement payments. The ability of Citigroup Funding to meet its obligations under the forward contract and, in turn, the ability of Trust [XXVIII] to meet its obligations under the TARGETS, therefore depends on the solvency and creditworthiness of Citigroup Funding. In the event of a bankruptcy of Citigroup Funding, any recovery by the holders of TARGETS will likely be substantially delayed and may be less than each holder's pro rata portion of the forward contract.

                             AVAILABLE INFORMATION

     As required by the Securities Act of 1933, TARGETS Trust [XXVIII], Citigroup Funding and Citigroup filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission, or SEC. This prospectus is a part of that registration statement, which includes additional information.

     Citigroup files annual, quarterly and current reports and other information with the SEC. Citigroup Funding and TARGETS Trust [XXVIII] currently do not file reports and other information with the SEC. You may read and copy any document Citigroup files at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These SEC filings and reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC are available to the public from the SEC's website at http://www.sec.gov. Citigroup's SEC filings are also available on its website at http://www.citigroup.com.

     Separate financial statements of Trust [XXVIII] have not been included in this prospectus. Citigroup does not believe that these financial statements would be material to you because

     - Citigroup, an SEC reporting company, is the sole stockholder of Citigroup Funding,

     - Citigroup, through Citigroup Funding, indirectly owns all the voting securities of Trust [XXVIII],

     - Trust [XXVIII] has no independent operations,

     - Citigroup Funding is the obligor under the forward contract,

     - Citigroup Funding has fully and unconditionally guaranteed Trust [XXVIII]'s obligations under the TARGETS to the extent that Trust [XXVIII] has funds available to meet its obligations, and

     - Citigroup has fully and unconditionally guaranteed Citigroup Funding's guarantee obligations to the same extent and in the same manner as Citigroup Funding has guaranteed Trust [XXVIII]'s obligations under the TARGETS.

     In its future filings under the Securities Exchange Act of 1934, a footnote to Citigroup's annual financial statements will state

     - that the sole assets of Trust [XXVIII] are the forward contract and the treasury securities, and

     - that the guarantees, when taken together with the forward contract, the related indenture, the declaration of trust of Trust [XXVIII] and Citigroup Funding's and Citigroup's obligations to pay all fees and expenses of Trust [XXVIII], constitutes a full and unconditional guarantee by Citigroup Funding and Citigroup of Trust [XXVIII]'s obligations under the TARGETS.

     The SEC allows Citigroup to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. Citigroup incorporates by reference the documents listed below:

        (a) Annual Report on Form 10-K for the year ended December 31, 2005;

        (b) Preliminary Proxy Statement on Schedule 14A filed on March 1, 2006; and

        (c) Current Reports on Form 8-K filed on January 13, 2006, January 27, 2006, January 31, 2006, February 14, 2006, February 27, 2006,
            February 28, 2006 and March 10, 2006.

     In addition, all documents Citigroup files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries or affiliates of Citigroup stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

     You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

        Citigroup Document Services
        140 58th Street, Suite 8G
        Brooklyn, NY 11220
        (877) 936-2737 (toll free)
        (718) 765-6514 (outside the U.S.)

     You should rely only on the information provided in this prospectus, as well as the information incorporated by reference. None of Citigroup, Citigroup Funding or Trust [XXVIII] is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

                                 CITIGROUP INC.

     Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers, with some 200 million customer accounts in over 100 countries. Citigroup's business is conducted through more than 3,500 subsidiaries and affiliates. Citigroup's activities are conducted through the Global Consumer Group, Corporate and Investment Banking, Global Wealth Management and Alternative Investments business segments. Citigroup's principal subsidiaries are Citibank, N.A., Associates First Capital Corporation, Citigroup Global Markets Inc. and Grupo Financiero Banamex, S.A. de C.V., each of which is a wholly-owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

     Citigroup is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. Citigroup's subsidiaries that operate in the banking and securities businesses can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. Citigroup's subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Citigroup currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup's ability to service its own debt. Citigroup must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock. Each of Citigroup's major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings.

     Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require Citigroup to commit resources to its subsidiary banks when doing so is not otherwise in the interests of Citigroup or its shareholders or creditors.

     The principal executive offices of Citigroup are located at 399 Park Avenue, New York, New York 10043, and its telephone number is (212) 559-1000.

                             CITIGROUP FUNDING INC.

     Citigroup Funding is a wholly-owned subsidiary of Citigroup, whose business activities consist primarily of providing funds to Citigroup and its subsidiaries for general corporate purposes. Citigroup Funding was incorporated on January 14, 2005 under the laws of the State of Delaware as a corporation with perpetual duration. The principal executive offices of Citigroup Funding are located at 399 Park Avenue, New York, New York 10043, and its telephone number is (212) 559-1000.

                     USE OF PROCEEDS AND HEDGING ACTIVITIES

     Trust [XXVIII] will use approximately 85% to 90% of the total proceeds from the sale of the TARGETS and the common securities to buy the forward contract from Citigroup Funding, and approximately 10% to 15% of the proceeds to buy the treasury securities. Citigroup Funding will use a portion of the net proceeds from the sale of the forward contract for general corporate purposes, which may include:

     - funding the business of Citigroup subsidiaries;

     - funding investments in, or extensions of credit or capital contributions to, Citigroup subsidiaries; and

     - lengthening the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.

     Citigroup Funding expects to incur additional indebtedness in the future to fund Citigroup's businesses. Citigroup Funding or one of more of its affiliates may enter into a swap agreement in connection with the sale of the TARGETS and may earn additional income from that transaction.

     Citigroup Funding or one or more of its affiliates may use all or some of the remainder of the proceeds received from the sale of the forward contract for hedging activities related to Citigroup Funding's obligations under the forward contract. On or prior to the closing date of the TARGETS offering, Citigroup Funding, directly or through one or more of its affiliates, will hedge its anticipated exposure under the forward contract by the purchase or sale of
common stock of        or options, futures contracts, forward contracts or
swaps, or options on the foregoing, or other derivative or synthetic instruments related to, the common stock.

     Citigroup Funding expects that it or one or more of its affiliates will increase or decrease their initial hedging positions over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the common stock. These factors may include the history of price changes in the common stock and the time remaining to maturity. Citigroup Funding or one or more of its affiliates may take long or short
positions in        common stock or options, swaps, futures contracts, forward
contracts, or other derivative or similar instruments related to        common
stock.

     In addition, Citigroup Funding or one or more of its affiliates may purchase or otherwise acquire a long or short position in the TARGETS from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such TARGETS. Citigroup Funding or one or more of its affiliates may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

     If Citigroup Funding or one or more affiliates has a long or short hedge
position in        common stock or options, swaps, futures contracts, forward
contracts or other derivative or synthetic instruments related to        common
stock, Citigroup Funding or one or more of its affiliates may liquidate all or a portion of its holdings at or about the time of the maturity of the forward contract and the TARGETS. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Since the hedging activities described in this section involve risks and may be influenced by a number of factors, it is possible that Citigroup Funding or one or more of its affiliates may receive a profit from the hedging activities, even if the market value of the TARGETS declines. Citigroup Funding is only able to determine profits or losses from any of such positions when the position is closed out and any offsetting position or positions are taken into account.

     Citigroup Funding has no reason to believe that its hedging activity, as well as those of its affiliates, will have a material impact on the price of the TARGETS or options, swaps, futures contracts, forward contracts or other
derivative or similar instruments, or on the value of        common stock.
However, Citigroup Funding cannot guarantee you that its hedging activities, as well as those of its affiliates, will not affect such prices or value.

                           ISSUER OF THE COMMON STOCK

     According to publicly available documents,       is [brief description of
issuer of the common stock] currently subject to the informational requirements
of the Securities Exchange Act. Accordingly,        files reports (including its
Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and its
Quarterly Reports on Form 10-Q for the fiscal quarters ended           ), proxy
statements and other information with the SEC. Copies of        's registration
statements, reports, proxy statements and other information may be inspected and copied at offices of the SEC at the locations listed above under "Available Information."

     None of Citigroup, Citigroup Funding or Trust [XXVIII] has participated in
the preparation of        's publicly available documents or made any due
diligence investigation or inquiry of        in connection with the offering of
TARGETS. None of Citigroup, Citigroup Funding or Trust [XXVIII] makes any
representation that the publicly available information about        is accurate
or complete.

            is not affiliated with Trust [XXVIII], will not receive any of the proceeds from the sale of the TARGETS and will have no obligations with respect to the TARGETS, the treasury securities or the forward contract. This prospectus
relates only to the TARGETS offered hereby and does not relate to        or
       common stock.

                     HISTORICAL DATA ON THE COMMON STOCK OF

     The common stock is traded on the           under the symbol "     ." The
following table sets forth, for each of the quarterly periods indicated, the
high and low sales prices for        common stock, as well as the dividends paid
per share of        common stock, as reported on the           , and adjusted to
reflect stock splits.

     Holders of the TARGETS will not be entitled to any rights with respect to common stock (including, without limitation, voting rights or rights to receive dividends or other distributions in respect thereof).

                                                                              DIVIDEND
                                                                              DECLARED
                                                           HIGH       LOW     PER SHARE
                                                          -------   -------   ---------
2001
Quarter
  First.................................................  $         $          $
  Second................................................
  Third.................................................
  Fourth................................................
2002
Quarter
  First.................................................
  Second................................................
  Third.................................................
  Fourth................................................
2003
Quarter
  First.................................................
  Second................................................
  Third.................................................
  Fourth................................................
2004
Quarter
  First.................................................
  Second................................................
  Third.................................................
  Fourth................................................
2005
Quarter
  First.................................................
  Second................................................
  Third.................................................
  Fourth................................................
2006
  First (through       , 2006)..........................

     The closing price of the common stock on        , 2006 was $     .

     According to        's Quarterly Report on Form 10-Q for the fiscal quarter
ended             , 2006, as of           , 2006, there were              shares
of common stock outstanding. During the period reflected in the above table,
          split its common stock   for   on           . The data appearing in
the above table have been adjusted to reflect this split.

                             TARGETS TRUST [XXVIII]

     Trust [XXVIII] is a statutory trust formed under Delaware law pursuant to a declaration of trust executed by Citigroup Funding, as sponsor, and certain of the trustees of TARGETS Trust [XXVIII] (as described below), and the filing of a certificate of trust with the Secretary of State of the State of Delaware. The declaration will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The amended and restated declaration of trust will be qualified as an indenture under the Trust Indenture Act of 1939. Upon issuance of the TARGETS, the purchasers thereof will own all the TARGETS. Citigroup Funding will directly or indirectly acquire all of the common securities of Trust [XXVIII].

     Trust [XXVIII] will use all the proceeds derived from the issuance of the TARGETS and the common securities to purchase the forward contract and treasury securities and, accordingly, the assets of Trust [XXVIII] will consist solely of the forward contract and treasury securities. Of the total proceeds from the sale of the trust securities, approximately 85% to 90% will be invested by Trust [XXVIII] in the forward contract and approximately 10% to 15% will be invested by Trust [XXVIII] in the treasury securities. Trust [XXVIII] exists for the exclusive purposes of

     - issuing its trust securities representing undivided beneficial interests in the assets of Trust [XXVIII],

     - investing the gross proceeds of its trust securities in the forward contract and the treasury securities, and

     - engaging only in activities incidental to the above.

     Trust [XXVIII]'s business and affairs are conducted by its trustees, each appointed by Citigroup Funding as holder of the common securities. Pursuant to the declaration, the number of trustees of Trust [XXVIII] will be five:

     - JPMorgan Chase Bank, N.A., a national association that is unaffiliated with Citigroup Funding and Citigroup, as the institutional trustee,

     - Chase Bank USA, National Association, a national association with its principal place of business in the State of Delaware, as the Delaware trustee, and

     - three officers of Citigroup Funding, as the individual trustees.

     The institutional trustee will act as the sole indenture trustee under the declaration for purposes of compliance with the Trust Indenture Act until it is removed or replaced by the holder of the common securities. JPMorgan Chase Bank, N.A. will also act as indenture trustee under each of the forward contract and the guarantee that Citigroup Funding and Citigroup will execute and deliver for the benefit of the holders of TARGETS.

     The institutional trustee will hold title to the forward contract for the benefit of the holders of Trust [XXVIII]'s trust securities and, in its capacity as the holder, the institutional trustee will have the power to exercise all rights, powers and privileges under the indenture pursuant to which the forward contract is issued. In addition, the institutional trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the forward contract and the treasury securities for the benefit of the holders of Trust [XXVIII]'s trust securities. The institutional trustee will make payments of distributions and payments on liquidation and otherwise to the holders of the trust securities out of funds from the segregated bank account.

     The indenture trustee will act as trustee for the forward contract under the indenture for purposes of compliance with the provisions of the Trust Indenture Act.

     The guarantee trustee will hold the guarantee for the benefit of the holders of the TARGETS. Citigroup Funding, as direct or indirect holder of all the common securities, will have the right, subject to certain restrictions contained in the declaration, to appoint, remove or replace any trustees and to increase or decrease the number of trustees. Citigroup Funding will pay all fees and expenses related to Trust [XXVIII] and the offering of Trust [XXVIII]'s trust securities.

     The rights of the holders of the TARGETS, including economic rights, rights to information and voting rights, are set forth in the declaration, the Delaware Statutory Trust Act and the Trust Indenture Act.

     The location of the principal executive office of Trust [XXVIII] is c/o Citigroup Funding Inc., 399 Park Avenue, New York, New York 10043 and its telephone number is (212) 559-1000.

                           DESCRIPTION OF THE TARGETS

     The TARGETS will be issued pursuant to the terms of the amended and restated declaration of trust. The amended and restated declaration of trust will be qualified as an indenture under the Trust Indenture Act. The institutional trustee, JPMorgan Chase Bank, N.A., will act as the institutional trustee for the TARGETS under the amended and restated declaration of trust for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the TARGETS will include those stated in the amended and restated declaration of trust and those made part of the amended and restated declaration of trust by the Trust Indenture Act. Pursuant to the amended and restated declaration of trust, every holder of the TARGETS will be deemed to have expressly assented and agreed to the terms of, and will be bound by, the amended and restated declaration of trust. The following is a summary of the terms and provisions of the TARGETS. This summary does not describe all of the terms and provisions of the amended and restated declaration of trust and the guarantee. You should read the forms of these documents, which are filed as exhibits to the registration statement.

GENERAL

     The amended and restated declaration of trust authorizes the individual trustees to issue the trust securities on behalf of Trust [XXVIII]. The trust securities represent undivided beneficial interests in the assets of Trust [XXVIII]. All of the common securities of Trust [XXVIII] will be owned, directly or indirectly, by Citigroup Funding. The common securities rank pari passu with the TARGETS and payments will be made on the common securities on a pro rata basis with the TARGETS, except that upon the occurrence of an acceleration event, the rights of the holders of the common securities to receive payments will be subordinated to the rights of the holders of the TARGETS. The amended and restated declaration does not permit the issuance by Trust [XXVIII] of any securities other than its trust securities or the incurrence of any debt by Trust [XXVIII]. Pursuant to the amended and restated declaration, the institutional trustee will hold title to the forward contract and the treasury securities for the benefit of the holders of the trust securities. The payment of distributions out of money held by Trust [XXVIII] and payments upon maturity of the TARGETS out of money held by Trust [XXVIII] are guaranteed by Citigroup Funding and Citigroup to the extent described under "Description of the Guarantee." The guarantee will be held by JPMorgan Chase Bank, N.A., the guarantee trustee, for the benefit of the holders of the TARGETS. The guarantee does not cover payment of distributions when Trust [XXVIII] does not have sufficient available funds to pay such distributions. In such event, the remedies of a holder of the TARGETS are to

     - vote to direct the institutional trustee to enforce the institutional trustee's rights under the forward contract and treasury securities,

     - if the institutional trustee fails to enforce its rights against Citigroup Funding, to the fullest extent permitted by law, initiate a proceeding against Citigroup Funding to enforce the institutional trustee's rights under the forward contract, or

     - if the failure by Trust [XXVIII] to pay distributions is attributable to the failure of Citigroup Funding to pay amounts in respect of the forward contract, institute a proceeding directly against Citigroup Funding for enforcement of payment to such holder of the amounts owed on such holder's pro rata interest in the forward contract.

     The aggregate number of TARGETS to be issued will be      , as described in
"Underwriting." The TARGETS will be issued in fully registered form. The TARGETS will not be issued in bearer form. See "-- Book-Entry Only Issuance" below.

PAYMENT AT MATURITY

     The TARGETS will mature on                       , subject to acceleration
to the accelerated maturity date upon an acceleration event. See
"-- Acceleration of Maturity Date; Enforcement of Rights" below. On the maturity date, holders of the TARGETS will be entitled to receive, to the extent Trust [XXVIII] has assets available, the maturity payment with respect to each TARGETS. On the maturity date, holders of the TARGETS will also receive a final quarterly distribution with respect to each TARGETS, plus any accrued and unpaid yield enhancement payments.

     The Maturity Payment per TARGETS will equal the sum of (A) the initial principal amount of $10.00 per TARGETS and (B) the stock return payment, which may be positive, zero or negative.

STOCK RETURN PAYMENT

     The Stock Return Payment will equal the product of:

       Initial principal amount of $10.00 per TARGETS x Stock Return.

     The Stock Return will equal the compounded value of the capped returns for each period, computed in the following manner, and expressed in this prospectus as a percentage:

       Product of [(1.00 + the periodic capped return) for each reset period] - 1.00

     The Periodic Capped Return for a reset period (including the period ending at maturity) will equal the following fraction:

                         Ending Value - Starting Value
                       ----------------------------------
                                 Starting Value

Reset dates occur on the           day of each month, beginning           ,
2006, except that the final reset date will occur at maturity. We refer to the period between any two consecutive reset dates (or the issue date and the first reset date) as reset periods. The Periodic Capped Return for any reset period
will not in any circumstance be greater than   % or less than   %.

     The Stock Return will be calculated by compounding the product of the Periodic Capped Returns for each reset period. Assuming a hypothetical 4.5% cap on appreciation and a hypothetical 10% floor on depreciation in each reset period and a total of 36 reset periods, the Stock Return cannot be more than approximately 387.74% (a maximum value that represents an increase in the price of the common stock of at least 4.5% in each reset period) and may be as little as -97.75% (a minimum value that represents a decrease in the price of the common stock of at least 10% in each reset period).

     The Ending Value for any reset period other than the reset period ending at maturity will be the Trading Price of the common stock on the reset date at the end of the period or, if that day is not a Trading Day, the Trading Price of the common stock on the next following Trading Day. The Ending Value for the reset period ending at maturity will be the Trading Price of the common stock on the date three Trading Days before the maturity date.

     The Starting Value for the initial reset period will be the trading price of the common stock on the date the TARGETS are priced for initial sale to the public. We will disclose the initial Starting Value to you in the final prospectus delivered to you in connection with sales of the TARGETS. The Starting Value for each subsequent reset period (including the reset period ending on maturity) will equal the Ending Value for the immediately preceding reset period.

     A Trading Day means a day, as determined by Citigroup Funding, on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a market disruption event) on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States.

     A Market Disruption Event means the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, of accurate price, volume or related information in
respect of, (1) the shares of        common stock on any exchange or market, or
(2) any options contracts or futures contracts relating to the shares of common stock, or any options on such futures contracts, on any exchange or market if, in each case, in the determination of Citigroup Funding, any such suspension, limitation or unavailability is material.

     The Trading Price of        common stock (or any other security for which a
Trading Price must be determined) on any date of determination will be (1) if the common stock or other security is listed on a national securities exchange on that date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price on that date on the principal national securities exchange on which the common stock or other security is listed or admitted to trading, (2) if the common stock or other security is not listed on a national securities exchange on that date of determination, or if the closing sale price or last reported sale price is not obtainable (even if the common stock or other security is listed or admitted to trading on such exchange), and the common stock or other security is quoted on the Nasdaq National Market, the closing sale price or, if no closing sale price is reported, the last reported sale price on that date as reported on the Nasdaq, and (3) if the common stock or other security is not quoted on the Nasdaq on that date of determination or, if the closing sale price or last reported sale price is not obtainable (even if the common stock or other security is quoted on the Nasdaq), the last quoted bid price for the common stock or other security in the over-the-counter market on that date as reported by the OTC Bulletin Board, the National Quotation Bureau or a similar organization. The determination of the Trading Price on any Trading Day may be deferred by Citigroup Funding for up to five consecutive Trading Days on which a market disruption event is occurring, but not past the Trading Day prior to maturity. If no sale price is available pursuant to clauses (1), (2) or (3) above or if there is a Market Disruption Event, the Trading Price on any date of determination, unless deferred by Citigroup Funding as described in the preceding sentence, will be the arithmetic mean, as determined by Citigroup Funding, of the bid prices of the common stock or other security obtained from as many dealers in such stock or other security (which may include Citigroup Global Markets Inc. or any of its other affiliates), but not exceeding three such dealers, as will make such bid prices available to Citigroup Funding. A security "quoted on the Nasdaq National Market" will include a security included for listing or quotation in any successor to such system and the term "OTC Bulletin Board" will include any successor to such service. Upon the occurrence of certain events described under "-- Dilution Adjustments" below, the trading price will be calculated by substituting the relevant security for the common stock.

     The Periodic Capped Return is subject to adjustment upon the occurrence of
a number of events involving        and its capital structure as described
further under "-- Dilution Adjustments" below.

MATURITY PAYMENT -- HYPOTHETICAL EXAMPLES

     Because the Stock Return is dependent on the Trading Price of the common stock on each reset date and on the date three Trading Days before the Maturity Date, and the value of the common stock may be subject to significant variations over the term of the TARGETS, it is not possible to present a chart or table illustrating a complete range of possible payments at maturity. The examples of hypothetical maturity payment calculations that follow are intended to illustrate the effect of possible general trends in the price of the common stock on the amount payable on the TARGETS at maturity. All of the hypothetical examples assume that the initial price to the public of each TARGETS is $10,
that the price of the common stock on the date of issuance is $     , that the
Periodic Capped Return cannot exceed 4.5% or be less than -10% and that the
maturity date is           .

     EXAMPLE 1:  THE TRADING PRICE OF THE COMMON STOCK AT MATURITY IS GREATER
                 THAN ITS PRICE AT ISSUANCE AND THE TRADING PRICE OF THE COMMON STOCK APPRECIATED BY 3.5% (AN AMOUNT LESS THAN THE ASSUMED 4.5% PERIODIC APPRECIATION CAP) DURING EACH RESET PERIOD THROUGHOUT THE TERM OF THE TARGETS:

                                 2006                       2007                       2008                       2009
                       ------------------------   ------------------------   ------------------------   ------------------------
                       CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC
                         OF COMMON      CAPPED      OF COMMON      CAPPED      OF COMMON      CAPPED      OF COMMON      CAPPED
                           STOCK        RETURN        STOCK        RETURN        STOCK        RETURN        STOCK        RETURN
                       -------------   --------   -------------   --------   -------------   --------   -------------   --------
JANUARY..............                                $35.97         3.50%       $54.36         3.50%       $82.14         3.50%
FEBRUARY.............                                $37.23         3.50%       $56.26         3.50%       $85.01         3.50%
MARCH................     $25.50         3.50%       $38.54         3.50%       $58.23         3.50%
APRIL................     $26.39         3.50%       $39.88         3.50%       $60.27         3.50%
MAY..................     $27.32         3.50%       $41.28         3.50%       $62.38         3.50%
JUNE.................     $28.27         3.50%       $42.73         3.50%       $64.56         3.50%
JULY.................     $29.26         3.50%       $44.22         3.50%       $66.82         3.50%
AUGUST...............     $30.29         3.50%       $45.77         3.50%       $69.16         3.50%
SEPTEMBER............     $31.35         3.50%       $47.37         3.50%       $71.58         3.50%
OCTOBER..............     $32.45         3.50%       $49.03         3.50%       $74.09         3.50%
NOVEMBER.............     $33.58         3.50%       $50.74         3.50%       $76.68         3.50%
DECEMBER.............     $34.76         3.50%       $52.52         3.50%       $79.36         3.50%

Stock Return = [(1.00 + 0.035) X (1.00 + 0.035) X (1.00 + 0.035) X (1.00 +
0.035) X (1.00 + 0.035) X
(1.00 + 0.035) X (1.00 + 0.035) X (1.00 + 0.035) X (1.00 + 0.035) X (1.00 +
0.035) X
(1.00 + 0.035) X (1.00 + 0.035) X (1.00 + 0.035) X (1.00 + 0.035) X (1.00 +
0.035) X
(1.00 + 0.035) X (1.00 + 0.035) X (1.00 + 0.035) X (1.00 + 0.035) X (1.00 +
0.035) X
(1.00 + 0.035) X (1.00 + 0.035) X (1.00 + 0.035) X (1.00 + 0.035) X (1.00 +
0.035) X
(1.00 + 0.035) X (1.00 + 0.035) X (1.00 + 0.035) X (1.00 + 0.035) X (1.00 +
0.035) X
(1.00 + 0.035) X (1.00 + 0.035) X (1.00 + 0.035) X (1.00 + 0.035) X (1.00 +
0.035) X
(1.00 + 0.035)] - 1 = 245.03%.

Stock Return Payment = $10.00 X 2.4503 = $24.50

Maturity Payment = $10.00 + $24.50 = $34.50 per TARGETS.

     EXAMPLE 2:  THE TRADING PRICE OF THE COMMON STOCK AT MATURITY IS GREATER
                 THAN ITS PRICE AT ISSUANCE AND THE TRADING PRICE OF THE COMMON STOCK APPRECIATED BY 8% (AN AMOUNT GREATER THAN THE ASSUMED 4.5% PERIODIC APPRECIATION CAP) DURING EACH RESET PERIOD THROUGHOUT THE TERM OF THE TARGETS:

                                 2006                       2007                       2008                       2009
                       ------------------------   ------------------------   ------------------------   ------------------------
                       CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC
                         OF COMMON      CAPPED      OF COMMON      CAPPED      OF COMMON      CAPPED      OF COMMON      CAPPED
                           STOCK        RETURN        STOCK        RETURN        STOCK        RETURN        STOCK        RETURN
                       -------------   --------   -------------   --------   -------------   --------   -------------   --------
JANUARY..............                                $ 57.45        4.50%       $144.67        4.50%       $364.31        4.50%
FEBRUARY.............                                $ 62.05        4.50%       $156.25        4.50%       $393.46        4.50%
MARCH................     $26.61         4.50%       $ 67.01        4.50%       $168.75        4.50%
APRIL................     $28.74         4.50%       $ 72.37        4.50%       $182.25        4.50%
MAY..................     $31.04         4.50%       $ 78.16        4.50%       $196.83        4.50%
JUNE.................     $33.52         4.50%       $ 84.42        4.50%       $212.57        4.50%
JULY.................     $36.20         4.50%       $ 91.17        4.50%       $229.58        4.50%
AUGUST...............     $39.10         4.50%       $ 98.46        4.50%       $247.94        4.50%
SEPTEMBER............     $42.23         4.50%       $106.34        4.50%       $267.78        4.50%
OCTOBER..............     $45.61         4.50%       $114.85        4.50%       $289.20        4.50%
NOVEMBER.............     $49.26         4.50%       $124.03        4.50%       $312.34        4.50%
DECEMBER.............     $53.20         4.50%       $133.96        4.50%       $337.32        4.50%

Stock Return = [(1.00 + 0.045) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 +
0.045) X (1.00 + 0.045) X
(1.00 + 0.045) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 +
0.045) X
(1.00 + 0.045) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 +
0.045) X
(1.00 + 0.045) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 +
0.045) X
(1.00 + 0.045) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 +
0.045) X
(1.00 + 0.045) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 +
0.045) X
(1.00 + 0.045) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 +
0.045) X
(1.00 + 0.045)] - 1 = 387.74%.

Stock Return Payment = $10.00 X 3.8774 = $38.77

Maturity Payment = $10.00 + $38.77 = $48.77 per TARGETS, which is the maximum possible maturity payment.

     EXAMPLE 3:  THE TRADING PRICE OF THE COMMON STOCK AT MATURITY IS LESS THAN
                 ITS PRICE AT ISSUANCE AND THE TRADING PRICE OF THE COMMON STOCK DEPRECIATED BY 8% (AN AMOUNT LESS THAN THE ASSUMED 10% PERIODIC DEPRECIATION FLOOR) DURING EACH PERIOD THROUGHOUT THE TERM OF THE TARGETS:

                                 2006                       2007                       2008                       2009
                       ------------------------   ------------------------   ------------------------   ------------------------
                       CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC
                         OF COMMON      CAPPED      OF COMMON      CAPPED      OF COMMON      CAPPED      OF COMMON      CAPPED
                           STOCK        RETURN        STOCK        RETURN        STOCK        RETURN        STOCK        RETURN
                       -------------   --------   -------------   --------   -------------   --------   -------------   --------
JANUARY..............                                 $9.85        -8.00%        $3.62        -8.00%        $1.33        -8.00%
FEBRUARY.............                                 $9.06        -8.00%        $3.33        -8.00%        $1.22        -8.00%
MARCH................     $22.67        -8.00%        $8.33        -8.00%        $3.06        -8.00%
APRIL................     $20.86        -8.00%        $7.67        -8.00%        $2.82        -8.00%
MAY..................     $19.19        -8.00%        $7.05        -8.00%        $2.59        -8.00%
JUNE.................     $17.65        -8.00%        $6.49        -8.00%        $2.39        -8.00%
JULY.................     $16.24        -8.00%        $5.97        -8.00%        $2.20        -8.00%
AUGUST...............     $14.94        -8.00%        $5.49        -8.00%        $2.02        -8.00%
SEPTEMBER............     $13.75        -8.00%        $5.05        -8.00%        $1.86        -8.00%
OCTOBER..............     $12.65        -8.00%        $4.65        -8.00%        $1.71        -8.00%
NOVEMBER.............     $11.63        -8.00%        $4.28        -8.00%        $1.57        -8.00%
DECEMBER.............     $10.70        -8.00%        $3.94        -8.00%        $1.45        -8.00%

Stock Return = [(1.00 + -0.080) X (1.00 + -0.080) X (1.00 + -0.080) X (1.00 +
-0.080) X (1.00 + -0.080) X (1.00 + -0.080) X (1.00 + -0.080) X (1.00 + -0.080)
X (1.00 + -0.080) X (1.00 + -0.080) X (1.00 + -0.080) X (1.00 + -0.080) X (1.00
+ -0.080) X (1.00 + -0.080) X (1.00 + -0.080) X (1.00 + -0.080) X (1.00 +
-0.080) X (1.00 + -0.080) X (1.00 + -0.080) X (1.00 + -0.080) X (1.00 + -0.080)
X (1.00 + -0.080) X (1.00 + -0.080) X (1.00 + -0.080) X (1.00 + -0.080) X (1.00
+ -0.080) X (1.00 + -0.080) X (1.00 + -0.080) X (1.00 + -0.080) X (1.00 +
-0.080) X (1.00 + -0.080) X (1.00 + -0.080) X (1.00 + -0.080) X (1.00 + -0.080)
X (1.00 + -0.080) X (1.00 + -0.080)] - 1 = -95.03%.

Stock Return Payment = $10.00 X -0.9503 = $-9.50

Maturity Payment = $10.00 + $-9.50 = $0.50 per TARGETS.

     EXAMPLE 4:  THE TRADING PRICE OF THE COMMON STOCK AT MATURITY IS LESS THAN
                 ITS PRICE AT ISSUANCE AND THE TRADING PRICE OF THE COMMON STOCK DEPRECIATED BY 15% (AN AMOUNT GREATER THAN THE ASSUMED 10% PERIODIC DEPRECIATION FLOOR) DURING EACH RESET PERIOD THROUGHOUT THE TERM OF THE TARGETS:

                                 2006                       2007                       2008                       2009
                       ------------------------   ------------------------   ------------------------   ------------------------
                       CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC
                         OF COMMON      CAPPED      OF COMMON      CAPPED      OF COMMON      CAPPED      OF COMMON      CAPPED
                           STOCK        RETURN        STOCK        RETURN        STOCK        RETURN        STOCK        RETURN
                       -------------   --------   -------------   --------   -------------   --------   -------------   --------
JANUARY..............                                 $4.12        -10.00%       $0.59        -10.00%       $0.08        -10.00%
FEBRUARY.............                                 $3.50        -10.00%       $0.50        -10.00%       $0.07        -10.00%
MARCH................     $20.94        -10.00%       $2.98        -10.00%       $0.42        -10.00%
APRIL................     $17.80        -10.00%       $2.53        -10.00%       $0.36        -10.00%
MAY..................     $15.13        -10.00%       $2.15        -10.00%       $0.31        -10.00%
JUNE.................     $12.86        -10.00%       $1.83        -10.00%       $0.26        -10.00%
JULY.................     $10.93        -10.00%       $1.56        -10.00%       $0.22        -10.00%
AUGUST...............     $ 9.29        -10.00%       $1.32        -10.00%       $0.19        -10.00%
SEPTEMBER............     $ 7.90        -10.00%       $1.12        -10.00%       $0.16        -10.00%
OCTOBER..............     $ 6.71        -10.00%       $0.96        -10.00%       $0.14        -10.00%
NOVEMBER.............     $ 5.71        -10.00%       $0.81        -10.00%       $0.12        -10.00%
DECEMBER.............     $ 4.85        -10.00%       $0.69        -10.00%       $0.10        -10.00%

Stock Return = [(1.00 + -0.100) X (1.00 + -0.100) X (1.00 + -0.100) X (1.00 +
-0.100) X (1.00 + -0.100) X (1.00 + -0.100) X (1.00 + -0.100) X (1.00 + -0.100)
X (1.00 + -0.100) X (1.00 + -0.100) X (1.00 + -0.100) X (1.00 + -0.100) X (1.00
+ -0.100) X (1.00 + -0.100) X (1.00 + -0.100) X (1.00 + -0.100) X (1.00 +
-0.100) X (1.00 + -0.100) X (1.00 + -0.100) X (1.00 + -0.100) X (1.00 + -0.100)
X (1.00 + -0.100) X (1.00 + -0.100) X (1.00 + -0.100) X (1.00 + -0.100) X (1.00
+ -0.100) X (1.00 + -0.100) X (1.00 + -0.100) X (1.00 + -0.100) X (1.00 +
-0.100) X (1.00 + -0.100) X (1.00 + -0.100) X (1.00 + -0.100) X (1.00 + -0.100)]
- 1 = -97.75%.

Stock Return Payment = $10.00 X -0.9775 = $-9.77

Maturity Payment = $10.00 + $-9.77 = $0.23 per TARGETS, which is the lowest possible maturity payment.

     The following two examples (5 and 6) show that if the Trading Price of the common stock fluctuates over the term of the TARGETS and is less at maturity than at issuance, the Maturity Payment on the TARGETS may be less or more than the amount of your initial investment, depending on the size of the increases and decreases in the Trading Price of the common stock during each reset period.

     EXAMPLE 5:  THE TRADING PRICE OF THE COMMON STOCK AT MATURITY IS LESS THAN
                 ITS PRICE AT ISSUANCE AND THE TRADING PRICE OF THE COMMON STOCK FLUCTUATED DURING THE TERM OF THE TARGETS:

                                 2006                       2007                       2008                       2009
                       ------------------------   ------------------------   ------------------------   ------------------------
                       CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC
                         OF COMMON      CAPPED      OF COMMON      CAPPED      OF COMMON      CAPPED      OF COMMON      CAPPED
                           STOCK        RETURN        STOCK        RETURN        STOCK        RETURN        STOCK        RETURN
                       -------------   --------   -------------   --------   -------------   --------   -------------   --------
JANUARY..............                                $24.81          2.00%      $25.44          4.50%      $22.77          1.00%
FEBRUARY.............                                $26.29          4.50%      $26.45          4.00%      $22.88          0.50%
MARCH................     $25.87          4.50%      $26.82          2.00%      $27.78          4.50%
APRIL................     $26.65          3.00%      $27.89          4.00%      $28.05          1.00%
MAY..................     $19.99        -10.00%      $28.17          1.00%      $28.62          2.00%
JUNE.................     $20.79          4.00%      $28.73          2.00%      $30.33          4.50%
JULY.................     $20.99          1.00%      $30.46          4.50%      $24.27        -10.00%
AUGUST...............     $21.41          2.00%      $31.07          2.00%      $25.24          4.00%
SEPTEMBER............     $22.70          4.50%      $32.00          3.00%      $25.49          1.00%
OCTOBER..............     $23.15          2.00%      $32.96          3.00%      $26.00          2.00%
NOVEMBER.............     $24.08          4.00%      $34.61          4.50%      $22.10        -10.00%
DECEMBER.............     $24.32          1.00%      $24.23        -10.00%      $22.54          2.00%

Stock Return = [(1.00 + 0.045) X (1.00 + 0.030) X (1.00 + -0.100) X (1.00 +
0.040) X (1.00 + 0.010) X (1.00 + 0.020) X (1.00 + 0.045) X (1.00 + 0.020) X
(1.00 + 0.040) X (1.00 + 0.010) X (1.00 + 0.020) X (1.00 + 0.045) X (1.00 +
0.020) X (1.00 + 0.040) X (1.00 + 0.010) X (1.00 + 0.020) X (1.00 + 0.045) X
(1.00 + 0.020) X (1.00 + 0.030) X (1.00 + 0.030) X (1.00 + 0.045) X (1.00 +
-0.100) X (1.00 + 0.045) X (1.00 + 0.040) X (1.00 + 0.045) X (1.00 + 0.010) X
(1.00 + 0.020) X (1.00 + 0.045) X (1.00 + -0.100) X (1.00 + 0.040) X (1.00 +
0.010) X (1.00 + 0.020) X (1.00 + -0.100) X (1.00 + 0.020) X (1.00 + 0.010)] - 1
= 58.15%.

Stock Return Payment = $10.00 X 0.5815 = $5.82

Maturity Payment = $10.00 + $5.82 = $15.82 per TARGETS, more than the amount of your initial investment (even though the Trading Price of the common stock at maturity is less than its price at issuance).

     EXAMPLE 6:  THE TRADING PRICE OF THE COMMON STOCK AT MATURITY IS LESS THAN
                 ITS PRICE AT ISSUANCE AND THE TRADING PRICE OF THE COMMON STOCK FLUCTUATED DURING THE TERM OF THE TARGETS:

                                 2006                       2007                       2008                       2009
                       ------------------------   ------------------------   ------------------------   ------------------------
                       CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC
                         OF COMMON      CAPPED      OF COMMON      CAPPED      OF COMMON      CAPPED      OF COMMON      CAPPED
                           STOCK        RETURN        STOCK        RETURN        STOCK        RETURN        STOCK        RETURN
                       -------------   --------   -------------   --------   -------------   --------   -------------   --------
JANUARY..............                                $22.39         4.50%       $22.47        -5.00%       $19.00        -5.00%
FEBRUARY.............                                $23.51         4.50%       $23.60         4.50%       $19.18         1.00%
MARCH................     $25.87         4.50%       $22.33        -5.00%       $22.42        -5.00%
APRIL................     $27.17         4.50%       $23.45         4.50%       $21.30        -5.00%
MAY..................     $25.81        -5.00%       $25.09         4.50%       $20.23        -5.00%
JUNE.................     $23.74        -8.00%       $23.83        -5.00%       $21.24         4.50%
JULY.................     $24.93         4.50%       $22.64        -5.00%       $22.94         4.50%
AUGUST...............     $26.18         4.50%       $23.77         4.50%       $21.80        -5.00%
SEPTEMBER............     $24.87        -5.00%       $24.96         4.50%       $20.71        -5.00%
OCTOBER..............     $23.62        -5.00%       $26.21         4.50%       $19.67        -5.00%
NOVEMBER.............     $22.44        -5.00%       $24.90        -5.00%       $18.69        -5.00%
DECEMBER.............     $21.32        -5.00%       $23.66        -5.00%       $19.99         4.50%

Stock Return = [(1.00 + 0.045) X (1.00 + 0.045) X (1.00 + -0.050) X (1.00 +
-0.080) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 + -0.050) X (1.00 + -0.050) X
(1.00 + -0.050) X (1.00 + -0.050) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 +
-0.050) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 + -0.050) X (1.00 + -0.050) X
(1.00 + 0.045) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 + -0.050) X (1.00 +
-0.050) X (1.00 + -0.050) X (1.00 + 0.045) X (1.00 + -0.050) X (1.00 + -0.050) X
(1.00 + -0.050) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 + -0.050) X (1.00 +
-0.050) X (1.00 + -0.050) X (1.00 + -0.050) X (1.00 + 0.045) X (1.00 + -0.050)]
- 1 = -32.14%.

Stock Return Payment = $10.00 X -0.3214 = $-3.21

Maturity Payment = $10.00 + $-3.21 = $6.79 per TARGETS, less than the amount of your initial investment.

     The following two examples (7 and 8) show that if the Trading Price of the common stock fluctuates over the term of the TARGETS and is greater at maturity than at issuance, the Maturity Payment on the TARGETS may be less or more than the amount of your initial investment, depending on the size of the increases and decreases in the Trading Price of the common stock during each reset period.

     EXAMPLE 7:  THE TRADING PRICE OF THE COMMON STOCK AT MATURITY IS GREATER
                 THAN ITS PRICE AT ISSUANCE AND THE TRADING PRICE OF THE COMMON STOCK FLUCTUATED DURING THE TERM OF THE TARGETS:

                                 2006                       2007                       2008                       2009
                       ------------------------   ------------------------   ------------------------   ------------------------
                       CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC
                         OF COMMON      CAPPED      OF COMMON      CAPPED      OF COMMON      CAPPED      OF COMMON      CAPPED
                           STOCK        RETURN        STOCK        RETURN        STOCK        RETURN        STOCK        RETURN
                       -------------   --------   -------------   --------   -------------   --------   -------------   --------
JANUARY..............                                $24.48         3.00%       $23.12         -7.00%      $27.26        -9.00%
FEBRUARY.............                                $25.22         3.00%       $24.28          4.50%      $27.53         1.00%
MARCH................     $25.63         4.00%       $26.23         4.00%       $25.01          3.00%
APRIL................     $26.39         3.00%       $24.65        -6.00%       $26.13          4.50%
MAY..................     $27.71         4.50%       $26.13         4.50%       $27.44          4.50%
JUNE.................     $27.44        -1.00%       $27.70         4.50%       $29.08          4.50%
JULY.................     $26.89        -2.00%       $26.31        -5.00%       $31.12          4.50%
AUGUST...............     $25.54        -5.00%       $25.52        -3.00%       $28.01        -10.00%
SEPTEMBER............     $25.29        -1.00%       $25.01        -2.00%       $29.41          4.50%
OCTOBER..............     $25.79         2.00%       $24.76        -1.00%       $28.82         -2.00%
NOVEMBER.............     $25.02        -3.00%       $25.63         3.50%       $28.53         -1.00%
DECEMBER.............     $23.77        -5.00%       $24.86        -3.00%       $29.96          4.50%

Stock Return = [(1.00 + 0.040) X (1.00 + 0.030) X (1.00 + 0.045) X (1.00 +
-0.010) X (1.00 + -0.020) X (1.00 + -0.050) X (1.00 + -0.010) X (1.00 + 0.020) X
(1.00 + -0.030) X (1.00 + -0.050) X (1.00 + 0.030) X (1.00 + 0.030) X (1.00 +
0.040) X (1.00 + -0.060) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 + -0.050) X
(1.00 + -0.030) X (1.00 + -0.020) X (1.00 + -0.010) X (1.00 + 0.035) X (1.00 +
-0.030) X (1.00 + -0.070) X (1.00 + 0.045) X (1.00 + 0.030) X (1.00 +0.045) X
(1.00 + 0.045) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 + -0.100) X (1.00 +
0.045) X (1.00 + -0.020) X (1.00 + -0.010) X (1.00 + 0.045) X (1.00 + -0.090)] -
1 = 2.10%.

Stock Return Payment = $10.00 X 0.0210 = $0.21

Maturity Payment = $10.00 + $0.21 = $10.21 per TARGETS, more than the amount of your initial investment.

     EXAMPLE 8:  DESPITE THE ASSUMED 10% PERIODIC DEPRECIATION FLOOR, THE
                 MATURITY PAYMENT CAN BE LESS THAN YOUR INVESTMENT, EVEN IF THE TRADING PRICE INCREASES IN MORE RESET PERIODS THAN IT DECREASES. AS AN EXAMPLE, THE TRADING PRICE OF THE COMMON STOCK AT MATURITY IS GREATER THAN ITS PRICE AT ISSUANCE, THE TRADING PRICE OF THE COMMON STOCK INCREASED THROUGHOUT ALL BUT 11 OF THE RESET PERIODS DURING THE TERM OF THE TARGETS, BUT THERE WAS A DECLINE IN THE TRADING PRICE OF THE COMMON STOCK RESULTING IN A PERIODIC CAPPED RETURN OF -10% DURING EACH OF THESE 11 RESET PERIODS (IF THIS OCCURS, THE MATURITY PAYMENT WILL ALWAYS BE LESS THAN THE AMOUNT OF YOUR INITIAL INVESTMENT):

                                 2006                       2007                       2008                       2009
                       ------------------------   ------------------------   ------------------------   ------------------------
                       CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC   CLOSING VALUE   PERIODIC
                         OF COMMON      CAPPED      OF COMMON      CAPPED      OF COMMON      CAPPED      OF COMMON      CAPPED
                           STOCK        RETURN        STOCK        RETURN        STOCK        RETURN        STOCK        RETURN
                       -------------   --------   -------------   --------   -------------   --------   -------------   --------
JANUARY..............                                $23.43        -10.00%      $21.75          4.50%      $25.24          4.50%
FEBRUARY.............                                $24.61          4.50%      $23.93          4.50%      $26.50          4.50%
MARCH................     $25.87          4.50%      $21.65        -10.00%      $21.06        -10.00%
APRIL................     $27.17          4.50%      $22.74          4.50%      $22.11          4.50%
MAY..................     $29.34          4.50%      $23.87          4.50%      $23.21          4.50%
JUNE.................     $25.82        -10.00%      $21.01        -10.00%      $20.43        -10.00%
JULY.................     $27.11          4.50%      $22.06          4.50%      $21.45          4.50%
AUGUST...............     $29.82          4.50%      $24.26          4.50%      $23.60          4.50%
SEPTEMBER............     $26.24        -10.00%      $21.35        -10.00%      $24.77          4.50%
OCTOBER..............     $27.55          4.50%      $22.42          4.50%      $26.01          4.50%
NOVEMBER.............     $28.93          4.50%      $23.54          4.50%      $22.89        -10.00%
DECEMBER.............     $26.04        -10.00%      $20.72        -10.00%      $24.04          4.50%

Stock Return = [(1.00 + 0.045) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 +
-0.100) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 + -0.100) X (1.00 + 0.045) X
(1.00 + 0.045) X (1.00 + -0.100) X (1.00 + -0.100) X (1.00 + 0.045) X (1.00 +
-0.100) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 + -0.100) X (1.00 + 0.045) X
(1.00 + 0.045) X (1.00 + -0.100) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 +
-0.100) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 + -0.100) X (1.00 + 0.045) X
(1.00 + 0.045) X (1.00 + -0.100) X (1.00 + 0.045) X (1.00 + 0.045) X (1.00 +
0.045) X (1.00 + 0.045) X (1.00 + -0.100) X (1.00 + 0.045) X (1.00 + 0.045)] - 1
= -5.69%.

Stock Return Payment = $10.00 X -0.0569 = $-0.57

Maturity Payment = $10.00 + $-0.57 = $9.43 per TARGETS, less than the amount of your initial investment (even though the Trading Price of the common stock at maturity is greater than its price at issuance).

ACCELERATION OF MATURITY DATE; ENFORCEMENT OF RIGHTS

     If at any time an acceleration event occurs, the individual trustees will give written instructions to the institutional trustee to sell the treasury securities, dissolve Trust [XXVIII] and, after satisfaction of creditors of Trust [XXVIII], cause to be distributed, as soon as is practicable following the occurrence of such acceleration event, to the holders of the TARGETS in liquidation of such holders' interests in Trust [XXVIII], the accelerated maturity payment with respect to each TARGETS and a pro rata portion of the treasury proceeds, plus any accrued and unpaid yield enhancement payments.

     The accelerated maturity payment with respect to each TARGETS will be paid out of amounts received by Trust [XXVIII] from Citigroup Funding in respect of the forward contract and will be equal to the sum of (A) the initial principal amount of $10.00 per TARGETS and (B) the stock return as of the accelerated maturity date.

     The accelerated maturity date will be the date of the occurrence of the event or events constituting such acceleration event.

     The treasury proceeds will be the amount received by Trust [XXVIII] as proceeds from the sale of the treasury securities upon the occurrence of an acceleration event. The individual trustees will send the institutional trustee written notice and instructions to liquidate the treasury securities on an accelerated maturity date. Upon receiving such notice, the institutional trustee will solicit at least three bids and sell and transfer the treasury securities to the highest of the three bidders.

     The amount of either any accelerated maturity payment or the treasury proceeds which, in either case, may be distributed to holders of the TARGETS upon a dissolution and liquidation of Trust [XXVIII] is uncertain. Accordingly, the amount that a holder of TARGETS may receive on the accelerated maturity date is uncertain.

     An acceleration event will occur upon the occurrence of (1) a "tax event",
(2) an "investment company event" or (3) a "bankruptcy event."

     A tax event will occur if Citigroup Funding or Citigroup requests, receives and delivers to the individual trustees an opinion of nationally recognized independent tax counsel experienced in such matters indicating that:

     (1) on or after the date of this prospectus, one or more of the following has occurred:

     - an amendment to, change in or announced proposed change in the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein,

     - a judicial decision interpreting, applying, or clarifying such laws or regulations,

     - an administrative pronouncement or action that represents an official position, including a clarification of an official position, of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or

     - a threatened challenge asserted in connection with an audit of Citigroup Funding, Citigroup or any of their respective affiliates or Trust [XXVIII], or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the forward contract or the TARGETS; and

     (2) there is more than an insubstantial risk that:

     - Trust [XXVIII] is, or will be, subject to United States federal income tax with respect to income accrued or received on the forward contract or the treasury securities, or

     - Trust [XXVIII] is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     An investment company event will occur if Citigroup Funding or Citigroup requests, receives and delivers to the individual trustees an opinion of nationally recognized independent legal counsel experienced in such matters indicating that as a result of the occurrence on or after the date of this prospectus of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, Trust [XXVIII] is or will be considered an investment company which is required to be registered under the Investment Company Act of 1940.

     A bankruptcy event will occur if either of the following takes place:

     (1) the entry of a decree or order

     - of relief in respect of Citigroup Funding and Citigroup by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law,

     - appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Citigroup Funding and Citigroup, or of any substantial part of the property of Citigroup Funding and Citigroup, or

     - ordering the winding up or liquidation of affairs of Citigroup Funding and Citigroup, and, in each case, the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

     (2) an action by Citigroup Funding and Citigroup to:

     - commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or

     - consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of Citigroup Funding and Citigroup, or of any substantial part of the property of Citigroup Funding and Citigroup, or

     - make an assignment for the benefit of their respective creditors, or

     - admit in writing their inability to pay their respective debts generally as they become due, or

     - take corporate action in furtherance of any of the foregoing.

     The phrase pro rata means, with respect to any payment, distribution, or treatment, proportionately to each holder of trust securities according to the aggregate beneficial interests in the assets of Trust [XXVIII] represented by the trust securities held by the relevant holder in relation to the aggregate beneficial interests in the assets of Trust [XXVIII] represented by all trust securities outstanding. If an acceleration event has occurred and is continuing, any funds available to make a payment will be paid first to each holder of the TARGETS proportionately according to the aggregate beneficial interests in the assets of Trust [XXVIII] represented by the TARGETS held by the relevant holder relative to the aggregate beneficial interests in the assets of Trust [XXVIII] represented by all TARGETS outstanding. Only after satisfaction of all amounts owed to the holders of the TARGETS, will payment be paid to each holder of common securities proportionately according to the aggregate beneficial interests in the assets of Trust [XXVIII] represented by the common securities held by the relevant holder relative to the aggregate beneficial interests in the assets of Trust [XXVIII] represented by all common securities outstanding.

     On the date fixed for any payment of the accelerated maturity payment or the treasury proceeds, the TARGETS and the common securities will no longer be deemed to be outstanding and each TARGETS and common security will be deemed to represent the right to receive an accelerated maturity payment and a pro rata portion of the treasury proceeds, plus any accrued and unpaid yield enhancement payments. If the accelerated maturity payments or any accrued and unpaid yield enhancement payments can be paid only in part because Trust [XXVIII] has insufficient assets available to pay in full such amounts, then the amounts payable directly by Trust [XXVIII] in respect of the TARGETS will be paid on a pro rata basis. In addition, in the case of a default by Citigroup Funding on its obligations under the guarantee, the holders of the TARGETS will have a preference over the holders of the common securities with respect to amounts owed on the trust securities.

     Subject to the institutional trustee obtaining a tax opinion as described below, the holders of a majority of the TARGETS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee, or direct the exercise of any trust or power conferred upon the institutional trustee under the amended and restated declaration of trust, including the right to direct the institutional trustee, as holder of the forward contract and the treasury securities, to:

     - direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee with respect to the forward contract,

     - direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee or exercise any trust or power conferred on the institutional trustee with respect to the treasury securities,

     - waive the consequences of any acceleration event under the indenture that are waivable under the indenture,

     - exercise any right to rescind or annul a declaration that any accelerated maturity payment will be due and payable or

     - consent to any amendment, modification or termination of the indenture or the forward contract, where such consent shall be required.

If a consent or action under the indenture would require the consent or act of holders of a majority of the beneficial interests in the forward contract, only the holders of at least a super majority of the TARGETS can direct the institutional trustee to give the consent or take the action. The institutional trustee will notify all holders of TARGETS of any notice of default received from the indenture trustee with respect to the forward contract. Except with respect to directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee, as holder of the forward contract and the treasury securities, will not take any of the actions described above unless it has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that as a result of such action, Trust [XXVIII] will not fail to be classified as a grantor trust for United States federal income tax purposes.

     If the institutional trustee fails to enforce its rights under the forward contract, to the fullest extent permitted by law, any holder of TARGETS can directly institute a legal proceeding against Citigroup Funding to enforce the institutional trustee's rights under the forward contract, without first instituting a legal proceeding against the institutional trustee or any other person or entity. If Citigroup Funding fails to pay amounts owed on the forward contract on the date they are otherwise payable, then a holder of TARGETS may also directly institute a direct action in respect of the amounts owed on the holder's pro rata interest in the forward contract on or after the due date specified in the forward contract, without first directing the institutional trustee to enforce the terms of the forward contract or instituting a legal proceeding directly against Citigroup Funding to enforce the institutional trustee's rights under the forward contract. The holders of TARGETS will not be able to exercise directly any other remedy available to the holder of the forward contract. In connection with a direct action, Citigroup Funding will be subrogated to the rights of a holder of TARGETS under the declaration to the extent of any payment made by Citigroup Funding to that holder of TARGETS in such direct action.

     A waiver of an acceleration event under the indenture by the institutional trustee at the direction of the holders of the TARGETS will constitute a waiver of the corresponding acceleration event under the amended and restated declaration of trust.

     Holders of TARGETS may give any required approval or direction at a separate meeting of holders of TARGETS convened for this purpose, at a meeting of holders of trust securities or by written consent. The individual trustees will cause a notice of any meeting at which holders of TARGETS are entitled to vote to be mailed to each holder of record of TARGETS. Each notice will include a statement setting forth the date of such meeting, a description of any resolution proposed for adoption at the meeting on which the holders are entitled to vote and instructions for the delivery of proxies. No vote or consent of the holders of TARGETS will be required for Trust [XXVIII] to cancel TARGETS in accordance with the amended and restated declaration of trust. It is anticipated that the only holder of TARGETS issued in book-entry form will be Cede & Co., as nominee of The Depository Trust Company, or DTC, and each beneficial owner of TARGETS will be permitted to exercise the rights of holders of TARGETS only indirectly through DTC and its participants.

     Notwithstanding that holders of TARGETS are entitled to vote or consent under any of the circumstances described above, any of the TARGETS that are owned at that time by Citigroup Funding or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Citigroup Funding, will not be entitled to vote or consent and will, for purposes of such vote or consent, be treated as if they were not outstanding.

QUARTERLY DISTRIBUTIONS

     Holders of TARGETS will be entitled to receive quarterly distributions at
the rate per TARGETS of $          per quarter (except that the quarterly
distribution payment payable on           will be $          per TARGETS),
payable on each February 15, May 15, August 15 and November 15, beginning
          .

     The quarterly distributions will be paid by Trust [XXVIII] out of payments under the treasury securities and the yield enhancement payments made to Trust [XXVIII] by Citigroup Funding under the forward contract. Of each quarterly
distribution payable to holders of the TARGETS, approximately      % will be
paid out of payments received by Trust [XXVIII] under the treasury securities
and approximately      % will be paid out of yield enhancement payments received
by Trust [XXVIII] from Citigroup Funding under the forward contract.

     The treasury securities and the forward contract will be the sole assets of Trust [XXVIII] and will be held by the institutional trustee on behalf of Trust [XXVIII]. The ability of Trust [XXVIII] to make quarterly distributions on the TARGETS is therefore entirely dependent on receipt by Trust [XXVIII] of payments with respect to both the treasury securities and the forward contract.

     Under the forward contract, any yield enhancement payments which are payable, but are not punctually paid, by Citigroup Funding on their scheduled due date will cease to be due and payable and may instead be paid, together with
interest at    % per annum compounded quarterly, on a future date chosen by
Citigroup Funding in its sole discretion. Any yield enhancement payments that are not paid by Citigroup Funding prior to maturity will become due and payable on the maturity date or the accelerated maturity date, as the case may be.

     Assuming quarterly distributions on the TARGETS with a hypothetical yield of 8% per annum, set forth below is an example of how the cash flows on the TARGETS would be comprised. Trust [XXVIII] will invest approximately 10% to 15% of the proceeds of the offering in the treasury securities. Quarterly distributions providing the assumed yield may require a larger cash flow than will be provided by the treasury securities, in which case yield enhancement payments would be paid by the obligor of the forward contract pursuant to the following schedule and based on the following:

Hypothetical Offering Size:.............................          $10,000,000
Hypothetical Annual Cash Flow:..........................                8%
Hypothetical Payment Frequency:.........................            Quarterly
Hypothetical Settlement Date:...........................    February 15, 2006
Hypothetical Maturity Date:.............................    February 15, 2009

TREASURY  TREASURY     TREASURY        TREASURY         YIELD
SECURITY  SECURITY     SECURITY        SECURITY      ENHANCEMENT                   ANNUALIZED
MATURITY    UNIT       PURCHASE          CASH         PAYMENTS         TOTAL       EQUIVALENT
  DATE      COST         COST            FLOW         CASH FLOW      CASH FLOW       COUPON
--------  --------   -------------   -------------   -----------   -------------   ----------
05/15/06   99.010%   $  133,073.19   $  134,403.78   $65,596.22    $  200,000.00      8.0%
08/15/06   97.930%   $  131,621.63   $  134,403.78   $65,596.22    $  200,000.00      8.0%
11/15/06   96.760%   $  130,049.10   $  134,403.78   $65,596.22    $  200,000.00      8.0%
02/15/07   95.670%   $  128,584.10   $  134,403.78   $65,596.22    $  200,000.00      8.0%
05/15/07   94.570%   $  127,105.66   $  134,403.78   $65,596.22    $  200,000.00      8.0%
08/15/07   93.440%   $  125,586.90   $  134,403.78   $65,596.22    $  200,000.00      8.0%
11/15/07   92.350%   $  124,121.90   $  134,403.78   $65,596.22    $  200,000.00      8.0%
02/15/08   91.320%   $  122,737.54   $  134,403.78   $65,596.22    $  200,000.00      8.0%
05/15/08   90.280%   $  121,339.74   $  134,403.78   $65,596.22    $  200,000.00      8.0%
08/15/08   89.270%   $  119,982.26   $  134,403.78   $65,596.22    $  200,000.00      8.0%
11/15/08   88.210%   $  118,557.58   $  134,403.78   $65,596.22    $  200,000.00      8.0%
02/15/09   87.230%   $  117,240.42   $  134,403.78   $65,596.22    $  200,000.00      8.0%
                     -------------   -------------   -----------   -------------
                     $1,500,000.00   $1,612,845.42   $787,154.58   $2,400,000.00
                     =============   =============   ===========   =============

     A portion of each quarterly distribution should represent a return to you of your initial investment in the TARGETS for tax purposes. In the final prospectus, the following table will set forth information regarding the distributions you will receive on the treasury securities to be acquired by Trust [XXVIII] with a portion of the proceeds received by Trust [XXVIII] from the sale of the TARGETS, the distributions you will receive from any yield enhancement payments, the portion of each year's distributions that should constitute a return of capital for U.S. federal income tax purposes, the amount of original issue discount that should accrue on the treasury securities and the amount of ordinary income that should accrue on any yield enhancement payments with respect to a holder who acquires its trust securities at the issue price from Citigroup Global Markets Inc. pursuant to the original offering. See "Certain United States Federal Income Tax Considerations" in this prospectus.

                              ANNUAL GROSS
                              DISTRIBUTIONS                              ANNUAL GROSS
                                  FROM             ANNUAL GROSS       DISTRIBUTIONS FROM    ANNUAL RETURN     ANNUAL INCLUSION OF
         ANNUAL GROSS             YIELD         DISTRIBUTIONS FROM    YIELD ENHANCEMENT           OF            ORIGINAL ISSUE
      DISTRIBUTIONS FROM       ENHANCEMENT      TREASURY SECURITIES      PAYMENTS PER        CAPITAL PER      DISCOUNT IN INCOME
YEAR  TREASURY SECURITIES       PAYMENTS            PER TARGETS            TARGETS             TARGETS            PER TARGETS
----  -------------------   -----------------   -------------------   ------------------   ----------------   -------------------

      ANNUAL INCLUSION OF
        ORDINARY INCOME
          FROM YIELD
          ENHANCEMENT
         PAYMENTS PER
YEAR        TARGETS
----  -------------------

DILUTION ADJUSTMENTS

     The calculation of the Periodic Capped Return will be subject to adjustment from time to time in certain situations. Any such adjustments could have an impact on the maturity payments or accelerated maturity payments to be paid by Citigroup Funding to Trust [XXVIII] upon maturity of the forward contract and, therefore, on the maturity payments or accelerated maturity payments to be paid by Trust [XXVIII] to the holders of TARGETS.

     If        , after the date on which the TARGETS are priced for initial sale to the public,

     (1) pays a stock dividend or makes a distribution with respect to the common stock in shares of such stock,

     (2) subdivides or splits the outstanding shares of the common stock into a greater number of shares,

     (3) combines the outstanding shares of the common stock into a smaller number of shares, or

     (4) issues by reclassification of shares of the common stock any shares of
other common stock of        ,

then, in each such case, the Starting Value for the calculation of the Periodic Capped Return for the reset period ending on the reset date next occurring after such event will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the number of shares of common stock outstanding immediately before such event and the denominator of which will be the number of shares of common stock outstanding immediately after such event, plus, in the case of a reclassification referred to in (4) above, the number of shares of
other common stock of        . In the event of a reclassification referred to in
(4) above as a result of which no common stock is outstanding, the Periodic Capped Return for each subsequent reset period will be determined by reference
to the other common stock of        issued in the reclassification.

     If        , after the date on which the TARGETS are priced for initial sale to the public, issues, or declares a record date in respect of an issuance of, rights or warrants to all holders of common stock entitling them to subscribe for or purchase shares of common stock at a price per share less than the then-current market price of the common stock, other than rights to purchase common stock pursuant to a plan for the reinvestment of dividends or interest, then, in each such case, the starting value for the calculation of the periodic capped return for the reset period ending on the reset date next occurring after such event will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the number of shares of common stock outstanding immediately before the adjustment is effected by reason of the issuance of such rights or warrants, plus the number of additional shares of common stock which the aggregate offering price of the total number of shares of common stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the then-current market price of the common stock, which will be determined by multiplying the total number of shares so offered for subscription or purchase by the exercise price of such rights or warrants and dividing the product so obtained by such then-current market price, and the denominator of which will be the number of shares of common stock outstanding immediately before the adjustment is effected, plus the number of additional shares of common stock offered for subscription or purchase pursuant to such rights or warrants. To the extent that, after the expiration of such rights or warrants, the shares of common stock offered thereby have not been delivered, the Starting Value for the calculation of the Periodic Capped Return for the reset period ending on the reset date next occurring after such event will be further adjusted to equal the Starting Value which would have been in effect had such adjustment for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of common stock actually delivered.

     If        , after the date on which the TARGETS are priced for initial sale to the public, declares or pays a dividend or makes a distribution to all holders of common stock of any class of its capital stock, the capital stock of one or more of its subsidiaries, evidences of its indebtedness or other non-cash assets, excluding any dividends or distributions referred to in the above paragraph and excluding any issuance or distribution to all holders of its common stock, in the form of Marketable Securities, of capital stock of one or more of its subsidiaries, or issues to all holders of common stock rights or warrants to subscribe for or purchase any of its or one or more of its subsidiaries' securities, other than rights or warrants referred to above, then, in each such case, the Starting Value for the calculation of the Periodic Capped Return for the reset period ending on the reset date next occurring after such event will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the then-current market price of one share of the common stock, less the fair market value as of the time the adjustment is effected of the portion of the capital stock, assets, evidences of indebtedness, rights or warrants so distributed or issued applicable to one share of the common stock, and the denominator of which will be the then-current market price of one share of the common stock. If any capital stock declared or paid as
dividend or otherwise distributed or issued to all holders of        common
stock consists, in whole or in part, of Marketable Securities, then the fair market value of such Marketable Securities will be determined by the calculation agent by reference to the price per share of such capital stock on the principal market on which it is traded as of the time the adjustment is effected. The fair market value of any other distribution or issuance referred to in this paragraph will be determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Funding, whose determination will be final.

     Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution to which the above paragraph would otherwise apply, the numerator in the fraction referred to in the above formula is less than $1.00 or is a negative number, then Citigroup Funding may, at its option, elect to have the adjustment provided by that paragraph not be made and in lieu of such adjustment, on the maturity date, the holders of the TARGETS will be entitled to receive an additional amount of cash equal to the product of the number of the TARGETS held by such holder multiplied by the fair market value of such indebtedness, assets, rights or warrants (determined, as of the date such dividend or distribution is made, by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Funding, whose determination will be final) so distributed or issued applicable to the number of shares of common stock underlying one TARGETS.

     If        , after the date on which the TARGETS are priced for initial sale to the public, declares a record date in respect of a distribution of cash, other than any permitted dividends described below, any cash distributed in consideration of fractional shares of common stock and any cash distributed in a reorganization event referred to below, by dividend or otherwise, to all holders of the common stock, or makes an excess purchase payment, then the Starting Value for the calculation of the Periodic Capped Return for the reset period ending on the reset date next occurring after such event will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the then-current market price of the common stock on such record date less the amount of such distribution applicable to one share of common stock which would not be a permitted dividend, or, in the case of an excess purchase payment, less the aggregate amount of such excess purchase payment for which adjustment is being made at such time divided by the number of shares of common stock outstanding on such record date, and the denominator of which will be such then-current market price of the common stock.

     For purposes of these adjustments, a permitted dividend is any cash dividend in respect of the common stock, other than a cash dividend that exceeds the immediately preceding cash dividend, and then only to the extent that the per share amount of such dividend results in an annualized dividend yield on the common stock in excess of 10%. An excess purchase payment is the excess, if any, of (x) the cash and the value (as determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Funding, whose determination will be final) of all other consideration paid by with respect to one share of common stock acquired in a tender offer or
exchange offer by        , over (y) the then-current market price of the common
stock.

     Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution or excess purchase payment to which the sixth paragraph in this section would otherwise apply, the numerator in the fraction referred to in the formula in that paragraph is less than $1.00 or is a negative number, then Citigroup Funding may, at its option, elect to have the adjustment provided by that paragraph not be made and in lieu of such adjustment, on the maturity date, the holders of the TARGETS will be entitled to receive an additional amount of cash equal to the product of the number of the TARGETS held by such holder multiplied by the sum of the amount of cash plus the fair market value of such other consideration (determined, as of the date such dividend or distribution is made, by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Funding, whose determination will be final) so distributed or applied to the acquisition of the common stock in such a tender offer or exchange offer applicable to the number of shares of common stock underlying one TARGETS.

     If        , after the date on which the TARGETS are priced for initial sale to the public, issues or makes a distribution to all holders of its common stock of the capital stock of one or more of its subsidiaries, in each case in the form of Marketable Securities, then, in each of these cases, the Ending Value for the calculation of the Periodic Capped Return for the reset period ending on the reset date next occurring after such event will equal the trading price of common stock, plus the trading price of such subsidiaries' capital stock times the number of shares of such subsidiaries' capital stock distributed per
share of        common stock. The Ending Value for the calculations of the
Periodic Capped Return for subsequent reset periods will be adjusted in the same manner. In the event a distribution pursuant to this paragraph occurs, following the record date for such distribution, the adjustments described in " -- Dilution Adjustments" will also apply to such subsidiaries' capital stock if any of the events described in " -- Dilution Adjustments" occurs with respect to such capital stock.

     Each dilution adjustment will be effected as follows:

     - in the case of any dividend, distribution or issuance, at the opening of business on the business day next following the record date for determination of holders of common stock entitled to receive such dividend, distribution or issuance or, if the announcement of any such dividend, distribution, or issuance is after such record date, at the
       time such dividend, distribution or issuance was announced by        ,

     - in the case of any subdivision, split, combination or reclassification, on the effective date of such transaction,

     - in the case of any excess purchase payment for which        announces, at
       or prior to the time it commences the relevant share repurchase, the repurchase price per share for shares proposed to be repurchased, on the date of such announcement, and

     - in the case of any other excess purchase payment, on the date that the holders of the repurchased shares become entitled to payment in respect thereof.

     All dilution adjustments will be rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th. No adjustment in the Starting Value for the calculation of the Periodic Capped Return for any reset period will be required unless such adjustment would require an increase or decrease of at least one percent therein, provided, however, that any adjustments which by reason of this sentence are not required to be made will be carried forward (on a percentage basis) and taken into account in any subsequent adjustment. If any announcement or declaration of a record date in respect of a dividend, distribution, issuance or repurchase requiring an adjustment as described herein is subsequently
canceled by        , or such dividend, distribution, issuance or repurchase
fails to receive requisite approvals or fails to occur for any other reason, then, upon such cancellation, failure of approval or failure to occur, the Periodic Capped Return for the reset period ending on the reset date next occurring after such event will be further adjusted to the Periodic Capped Return which would then have been in effect had adjustment for such event not been made. If a reorganization event described below occurs after the occurrence of one or more events requiring an adjustment as described herein, the dilution adjustments previously applied to the Periodic Capped Return for the reset period ending on the reset date next occurring after such events will not be rescinded but will be applied to the new Periodic Capped Return provided for below.

     The then-current market price of the common stock, for the purpose of applying any dilution adjustment, means the average closing price per share of common stock for the 10 trading days immediately before such adjustment is effected or, in the case of an adjustment effected at the opening of business on the business day next following a record date, immediately before the earlier of the date such adjustment is effected and the related ex-date.

     The ex-date with respect to any dividend, distribution or issuance is the first date on which the shares of the common stock trade regular way on their principal market without the right to receive such dividend, distribution or issuance.

     A trading day is a day on which the common stock or the relevant security
(1) is not suspended from trading on any national or regional securities exchange, securities market or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

     In the event of any of the following reorganization events

     - any consolidation or merger of        , or any surviving entity or
       subsequent surviving entity of        , with or into another entity,
       other than a merger or consolidation in which        is the continuing
       corporation and in which the common stock outstanding immediately before the merger or consolidation is not exchanged for cash, securities or
       other property of        or another issuer,

     - any sale, transfer, lease or conveyance to another corporation of the
       property of        or any successor as an entirety or substantially as an
       entirety,

     - any statutory exchange of securities of        or any successor of
              with another issuer, other than in connection with a merger or acquisition, or

     - any liquidation, dissolution or winding up of        or any successor of
              ,

the Ending Value used to calculate the Periodic Capped Return for the reset period ending on the reset date next occurring, and the Starting Value and the Ending Value used to calculate the Period Capped Return for each reset period thereafter (other than the reset period ending at maturity) will be based on the transaction value described below rather than the trading price of the common stock, and the Ending Value used to calculate the Periodic Capped Return for the reset period ending at maturity will be based on the transaction value rather than the trading price of the common stock on the date three trading days before the maturity date.

     The transaction value with respect to any reset period will be the sum of:

     (1) for any cash received in a reorganization event, the amount of cash received per share of common stock,

     (2) for any property other than cash or Marketable Securities received in a reorganization event, an amount equal to the market value on the date the reorganization event is consummated of that property received per share of common stock, as determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Funding, whose determination will be final, and

     (3) for any Marketable Securities received in a reorganization event, (A) with respect to all reset periods other than the reset period ending at maturity, an amount equal to the trading price per share of such Marketable Securities on the reset date at the end of the relevant reset period multiplied by the number of those Marketable Securities received for each share of common stock or, if that day is not a trading day, the trading price on the next following trading day, and
         (B) with respect to the reset period ending on maturity, an amount equal to the trading price per share of those Marketable Securities on the date three trading days before the maturity date or accelerated maturity date multiplied by the number of such Marketable Securities received for each share of common stock.

     Marketable Securities are any perpetual equity securities or debt securities with a stated maturity after the maturity date, in each case that are listed on a U.S. national securities exchange or reported by the Nasdaq Stock Market, Inc. The number of shares of any equity securities constituting Marketable Securities included in the calculation of transaction value pursuant to clause (3) above will be adjusted if any event occurs with respect to the Marketable Securities or the issuer of the Marketable Securities between the time of the reorganization event and the maturity date or accelerated maturity date that would have required an adjustment as described above, had it occurred
with respect to the common stock of        . Adjustment for those subsequent
events will be as nearly equivalent as practicable to the adjustments described above.

     Citigroup Funding will be responsible for the effectuation and calculation of any adjustment described herein and will furnish the indenture trustee with notice of any such adjustment.

PAYMENT PROCEDURES

     Distributions on the TARGETS will be payable to the holders of the TARGETS as they appear on the books and records of Trust [XXVIII] at the close of business on the relevant record dates. While the TARGETS remain in book-entry only form, the relevant record dates for distributions of any maturity payments or accelerated maturity payments and any accrued and unpaid yield enhancement payments with respect to the TARGETS will be five business days prior to the date Trust [XXVIII] receives those maturity payments or accelerated maturity payments, as the case may be, under the forward contract. While the TARGETS remain in book-entry only form, the relevant record date for distribution of the treasury proceeds to holders of TARGETS will be five business days prior to the date Trust [XXVIII] receives those treasury proceeds upon liquidation of the treasury securities. While the TARGETS remain in book-entry only form, the relevant record dates for any quarterly distributions will be five business days prior to the relevant payment dates, which payment dates will correspond to the dates on which Trust [XXVIII] receives payments in respect of, and in accordance with the terms of, the treasury securities and the forward contract. The relevant record dates for the common securities will be the same record dates as for the TARGETS.

     If the TARGETS will not continue to remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which they are listed and, if none, will be 15 days before the relevant payment dates, which payment dates will correspond to the dates on which payments are made in respect of, and in accordance with the terms of, the treasury securities and the forward contract.

     Distributions payable on any TARGETS that are not punctually paid on any payment date, as a result of either Citigroup Funding having failed to make a payment under the forward contract or the U.S. Government having failed to make a payment in respect of the treasury securities, will cease to be payable to the person in whose name the TARGETS are registered on the relevant record date. The defaulted distribution will instead be payable to the person in whose name those TARGETS are registered on a special record date which will be the date on which Trust [XXVIII] actually receives the amount of the defaulted distributions.

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

     If any date on which distributions are payable on the TARGETS is not a business day, then payment of the distribution payable on such date will be made on the next succeeding day that is a business day and without any interest or other payment in respect of any such delay, with the same force and effect as if made on that date. If that business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, with the same force and effect as if made on that date. A business day is any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York are authorized or required by law to close.

     Payments in respect of the TARGETS represented by global certificates (as defined below under "Book-Entry Only Issuance") will be made to DTC, which will credit the relevant accounts at DTC on the scheduled payment dates. In the case of TARGETS in the form of certificated securities, if any, the payments will be made by check mailed to the holder's address as it appears on the register.

VOTING RIGHTS

     Except as described in this prospectus under "-- Acceleration of Maturity Date; Enforcement of Rights" and "Description of the Guarantee -- Modifications of the Guarantee; Assignment," and except as provided under the Delaware Statutory Trust Act, the Trust Indenture Act and as otherwise required by law and the amended and restated declaration of trust, the holders of the TARGETS will have no voting rights.

     In the event the consent of the institutional trustee, as the holder of the forward contract, is required under the indenture with respect to any amendment, modification or termination of the indenture, the institutional trustee will request the written direction of the holders of the trust securities with respect to the amendment, modification or termination and will vote with respect to the amendment, modification or termination as directed by a majority of the trust securities voting together as a single class. If any amendment, modification or termination under the indenture requires the consent of a super majority, the institutional trustee may only give its consent at the direction of the holders of at least the proportionate number of the trust securities represented by the relevant super majority of the aggregate beneficial interests in the forward contract. The institutional trustee will be under no obligation to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that for United States federal income tax purposes Trust [XXVIII] will not be classified as other than a grantor trust.

     The procedures by which holders of the TARGETS may exercise their voting rights are described below under "-- Book-Entry Only Issuance."

     Holders of the TARGETS will have no rights to appoint or remove the trustees, who may be appointed, removed or replaced solely by Citigroup Funding as the indirect or direct holder of all of the common securities.

MODIFICATION OF THE AMENDED AND RESTATED DECLARATION OF TRUST

     The declaration may be modified and amended if approved by the individual trustees, and in certain circumstances the institutional trustee and the Delaware trustee, provided that, if any proposed amendment to the amended and restated declaration of trust provides for, or the individual trustees otherwise propose to effect,

     (1) any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the amended and restated declaration of trust or otherwise, or

     (2) the dissolution, winding-up or termination of Trust [XXVIII] other than pursuant to the terms of the amended and restated declaration of trust,

then the holders of the trust securities, voting together as a single class, will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the approval of the holders of at least a majority of the trust securities affected thereby. If any amendment or proposal referred to in (1) above would adversely affect only the TARGETS or the common securities, then only holders of the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the approval of a majority of that class of trust securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the amended and restated declaration of trust if the amendment or modification would

     - cause Trust [XXVIII] to fail to be classified as a grantor trust for United States federal income tax purposes,

     - reduce or otherwise adversely affect the powers of the institutional trustee in contravention of the Trust Indenture Act or

     - cause Trust [XXVIII] to be deemed an investment company which is required to be registered under the Investment Company Act.

MERGER, CONSOLIDATION OR AMALGAMATION OF TARGETS TRUST [XXVIII]

     Trust [XXVIII] may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. Trust [XXVIII] may, with the consent of the individual trustees or, if there are more than two, a majority of the individual trustees and without the consent of the holders of the trust securities, the Delaware trustee or the institutional trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state, provided that

     - the successor entity either (A) expressly assumes all of the obligations of Trust [XXVIII] under the trust securities or (B) substitutes for the TARGETS other successor securities having substantially the same terms as the trust securities, so long as the successor securities rank the same as the trust securities with respect to distributions and payments upon liquidation, maturity and otherwise,

     - Citigroup Funding expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the institutional trustee in its capacity as the holder of the forward contract and the treasury securities,

     - successor securities to the TARGETS are listed, or any successor securities to the TARGETS will be listed upon notification of issuance, on any national securities exchange or with any organization on which the TARGETS are then listed or quoted,

     - the merger, consolidation, amalgamation or replacement does not cause the TARGETS, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

     - the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than with respect to any dilution of the holder's interest in the new entity,

     - the successor entity has a purpose substantially identical to that of Trust [XXVIII],

     - prior to the merger, consolidation, amalgamation or replacement, Trust [XXVIII] has received an opinion of a nationally recognized independent counsel to Trust [XXVIII] experienced in such matters to the effect that:

        (A) the merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than with respect to any dilution of the holders' interest in the new entity,

        (B) following the merger, consolidation, amalgamation or replacement, neither Trust [XXVIII] nor such successor entity will be required to register as an investment company under the Investment Company Act, and

        (C) following the merger, consolidation, amalgamation or replacement, Trust [XXVIII] or the successor entity will continue to be classified as a grantor trust for U.S. federal income tax purposes,

     - Citigroup Funding guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee, and

     - Citigroup guarantees Citigroup Funding's obligations to the same extent and in the same manner as Citigroup Funding guarantees the obligations of the successor entity.

     Notwithstanding the foregoing, Trust [XXVIII] will not, without the consent of holders of all of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if, in the opinion of a nationally recognized independent tax counsel experienced in such matters, the consolidation, amalgamation, merger or replacement would cause Trust [XXVIII] or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes. In addition, so long as any TARGETS are outstanding and are not held entirely by Citigroup Funding, Trust [XXVIII] may not voluntarily liquidate, dissolve, wind-up or terminate except as described above under "-- Acceleration of Maturity Date; Enforcement of Rights."

BOOK-ENTRY PROCEDURES AND SETTLEMENT

     The Depository Trust Company, or DTC, will act as securities depositary for the TARGETS. The TARGETS will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered TARGETS global securities, representing the total aggregate number of TARGETS, will be issued and will be deposited with DTC.

     Following the issuance of a global TARGETS security in registered form, DTC will credit the accounts of its participants with the TARGETS upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in DTC can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

     So long as DTC or its nominee is the registered owner of a global security, we and the trustee will treat DTC as the sole owner or holder of the TARGETS for purposes of the amended and restated declaration of trust. Therefore, except as set forth below, you will not be entitled to have TARGETS registered in your name or to receive physical delivery of certificates representing the TARGETS. Accordingly, you will have to rely on the procedures of DTC and the participant in DTC through whom you hold your beneficial interest in order to exercise any rights of a holder under the amended and restated declaration of trust. We understand that under existing practices, DTC would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

     You may elect to hold interests in the global securities in the United States through either DTC or outside the United States through Clearstream Banking, societe anonyme ("Clearstream"), or Euroclear Bank, S.A./N.V. or its successor, as operator of the Euroclear System ("Euroclear"), if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

     As long as the TARGETS are represented by the global securities, we will pay principal of and interest and premium, if any on those securities to or as directed by DTC as the registered holder of the TARGETS global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. None of Trust [XXVIII], Citigroup Funding, Citigroup and the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

     We have been advised by DTC, Clearstream and Euroclear, respectively, as follows:

DTC

     DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

     Clearstream has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, societe anonyme, and Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in many currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream and Euroclear.

     As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the TARGETS. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

     Distributions with respect to the TARGETS held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

     Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

     Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the TARGETS. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

     The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

     The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

     - transfers of securities and cash within Euroclear;

     - withdrawal of securities and cash from Euroclear; and

     - receipt of payments with respect to securities in Euroclear.

     All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

     Distributions with respect to TARGETS held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Settlement

     You will be required to make your initial payment for the TARGETS in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on the applicable European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving TARGETS in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

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

     Because of time-zone differences, credits of TARGETS received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such TARGETS settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of TARGETS by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of TARGETS among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive TARGETS

     A beneficial owner of book-entry securities represented by a global TARGETS security may exchange the securities for definitive (paper) securities only if:

     - DTC is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified successor within 90 days;

     - at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended; or

     - the regular trustees, with the consent of Citigroup Funding and Citigroup, decide to discontinue use of the system of book-entry transfers through DTC or any successor depository.

     If any of the events described in the preceding paragraph occurs, we will issue definitive securities in certificated form in accordance with DTC's instructions.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The institutional trustee, prior to the occurrence of a default with respect to the trust securities, and after the curing of all defaults that may have occurred, undertakes to perform only the duties that are specifically set forth in the amended and restated declaration of trust. If such a default occurs and the institutional trustee has actual knowledge of it, the institutional trustee will exercise the rights and powers vested in it by the amended and restated declaration of trust and will use the same degree of care and skill in the exercise of such rights and powers as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the institutional trustee is under no obligation to exercise any of the rights or powers vested in it by the amended and restated declaration of trust at the request of any holder of TARGETS, unless offered reasonable security and indemnity by the holder against the costs, expenses and liabilities which the institutional trustee might incur thereby. Notwithstanding the foregoing, the holders of TARGETS will not be required to offer the indemnity in the event the holders, by exercising their voting rights, direct the institutional trustee to take any action following an acceleration event.

PAYING AGENT

     In the event that the TARGETS do not remain in book-entry only form, the institutional trustee will act as paying agent for the TARGETS and may designate an additional or substitute paying agent at any time. In addition, registration of transfers of TARGETS will be effected without charge by or on behalf of Trust [XXVIII], but upon payment, with the giving of such indemnity as Trust [XXVIII] or Citigroup Funding may require, in respect of any tax or other government charges which may be imposed in relation to it.

GOVERNING LAW

     The amended and restated declaration of trust and the TARGETS will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The individual trustees are authorized and directed to operate Trust [XXVIII] in such a way so that Trust [XXVIII] will not be required to register as an investment company under the Investment Company Act or be characterized as other than a grantor trust for United States federal income tax purposes. Citigroup Funding and the individual trustees are authorized to take any action, not inconsistent with applicable law, the amended and restated declaration of trust or the certificate of incorporation of Citigroup Funding, that each of Citigroup Funding and the individual trustees in their discretion deem to be necessary or desirable to achieve such end as long as the action does not adversely affect the interests of the holders of the TARGETS or vary the terms thereof.

     Holders of the TARGETS have no preemptive or similar rights.

                      DESCRIPTION OF THE FORWARD CONTRACT

     Citigroup Funding is also by this prospectus offering its related forward
contract with respect to        common stock. The terms of the forward contract
will be set forth in an indenture between Citigroup Funding, Citigroup and JPMorgan Chase Bank, N.A. The indenture will be qualified under the Trust Indenture Act. The indenture trustee will act as trustee for the forward contract under the indenture for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the forward contract will include those stated in the indenture and those made part of the indenture by the Trust Indenture Act. The forward contract will rank equally with all other unsecured contractual obligations of Citigroup Funding and the unsecured and unsubordinated debt of Citigroup Funding.

     Under the forward contract, Citigroup Funding will pay an amount equal to the aggregate maturity payments or the aggregate accelerated maturity payments, as the case may be, to Trust [XXVIII] at maturity of the forward contract as described above. The forward contract provides, among other things, for a payment by Citigroup Funding to Trust [XXVIII] of an amount determined by reference to the trading price on the date three trading days before the maturity date or accelerated maturity date, as the case may be. See "Description of the TARGETS" in this prospectus.

     Pursuant to the terms of the forward contract, Citigroup Funding will pay yield enhancement payments, which are on the amount paid by Trust [XXVIII] to Citigroup Funding for the forward contract. The yield enhancement payments will take the form of quarterly cash payments in the amount of approximately
$            (except that the payment on             will be approximately
$            ), accruing from the date of issuance of the TARGETS, computed on the basis of a 360-day year of twelve 30-day months and for any period less than a full calendar month, the number of days elapsed in such month. Depending on market conditions at the time of pricing of the TARGETS for initial sale to the public, the amount of the yield enhancement payments may be zero or a nominal amount. The yield enhancement payments, together with distributions received by Trust [XXVIII] with respect to the treasury securities, will be used by the Trust [XXVIII] to pay the quarterly distributions to the holders of the TARGETS and the holders of the common securities. See "Description of the TARGETS -- Quarterly Distributions" in this prospectus.

     The forward contract is a contract in the form of an indenture between Citigroup Funding, Citigroup and a trustee for the benefit of the holder of the interests in the forward contract. The forward contract is a prepaid "cash-settled" forward contract, whereby the obligor settles its obligation in cash rather than in securities. The indenture will provide that Citigroup Funding will pay all fees and expenses related to

     - the offering of the trust securities and the forward contract,

     - the organization, maintenance and dissolution of Trust [XXVIII],

     - the retention of the trustees, and

     - the enforcement by the institutional trustee of the rights of the holders of the TARGETS.

     The forward contract will be fully and unconditionally guaranteed by Citigroup. If for any reason Citigroup Funding does not make any required payment in respect of the forward contract when due, Citigroup will cause the payment to be made at the same address at which Citigroup Funding is obligated to make such payment. Trust [XXVIII] will be entitled to payment under the Citigroup guarantee without taking any action whatsoever against Citigroup Funding. Citigroup's obligations under its guarantee are unconditional, irrespective of any (i) extension, amendment, modification or renewal of any required payment; (ii) any waiver of any event of default, extension of time or failure to enforce any required payment; or (iii) any extension, moratorium or other relief granted to Citigroup Funding pursuant to any applicable law or statute.

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the guarantee that will be executed and delivered by Citigroup Funding and Citigroup for the benefit of the holders of TARGETS. The guarantee will be qualified as an indenture under the Trust Indenture Act. JPMorgan Chase Bank, N.A. will act as indenture trustee under the guarantee. The terms of the guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. The guarantee will be held by the guarantee trustee for the benefit of the holders of the TARGETS.

GENERAL

     Under the guarantee, Citigroup Funding will irrevocably and unconditionally agree to pay in full to the holders of the TARGETS, except to the extent paid by Trust [XXVIII], as and when due, regardless of any defense, right of set off or counterclaim which Trust [XXVIII] may have or assert, the following payments:

     - any maturity payment that is required to be made in respect of the TARGETS, to the extent Trust [XXVIII] has funds available,

     - any accelerated maturity payment that is required to be made in respect of the TARGETS, to the extent Trust [XXVIII] has funds available,

     - any treasury proceeds that are required to be distributed in respect of the TARGETS, to the extent that Trust [XXVIII] has funds available,

     - any quarterly distributions that are required to be made in respect of the TARGETS, to the extent Trust [XXVIII] has funds available,

     - any accrued and unpaid yield enhancement payments as of the maturity date or accelerated maturity, as the case may be, to the extent Trust [XXVIII] has funds available, and

     - any other remaining assets of Trust [XXVIII] upon liquidation of Trust [XXVIII].

     Citigroup Funding's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Citigroup Funding to the holders of TARGETS or by causing Trust [XXVIII] to pay such amounts to such holders.

     As an additional guarantee, Citigroup will fully and unconditionally guarantee Citigroup Funding's guarantee obligations to the same extent as Citigroup Funding guarantees Trust [XXVIII]'s obligations under the TARGETS. If for any reason Citigroup Funding does not make any required guarantee payment when due, either by direct payment of the required amounts to the holders of the TARGETS or by causing Trust [XXVIII] to pay such amounts to such holders, Citigroup will cause such guarantee payment to be made at the same address at which Citigroup Funding is obligated to make such guarantee payment. The holders of the TARGETS will be entitled to payment under the Citigroup guarantee without taking any action whatsoever against Citigroup Funding. Citigroup's obligations under its guarantee are unconditional, irrespective of any (i) extension, amendment, modification or renewal of any required payment; (ii) any waiver of any event of default, extension of time or failure to enforce any required payment; or (iii) any extension, moratorium or other relief granted to Citigroup Funding pursuant to any applicable law or statute.

     The guarantee will be a guarantee with respect to the TARGETS from the time of issuance of the TARGETS but will not apply to any payment of quarterly distributions, maturity payments, accelerated maturity payments, treasury proceeds, accrued and unpaid yield enhancement payments or to payments upon the dissolution, winding-up or termination of Trust [XXVIII], except to the extent Trust [XXVIII] has funds available. If Citigroup Funding or Citigroup does not pay the aggregate maturity payments or the aggregate accelerated maturity payments to Trust [XXVIII] upon maturity of the forward contract, including maturity as a result of acceleration, Trust [XXVIII] will not pay any maturity payment or accelerated maturity payment to holders of the TARGETS and will not have funds available to make the payments. If the U.S. federal government, as the issuer of the treasury securities, does not make periodic payments to Trust [XXVIII] with respect to the treasury securities, or Citigroup Funding or Citigroup does not pay the yield enhancement payments to Trust [XXVIII] under the forward contract, then, in either event, Trust [XXVIII] will not pay the full amount of the quarterly distributions to holders of the TARGETS and will not have funds available to make the payments. The guarantee, when taken together with Citigroup Funding's and Citigroup's obligations under the forward contract, the indenture and the declaration, including their obligations to pay costs, expenses, debts and liabilities of Trust [XXVIII], other than with respect to trust securities, will provide a full and unconditional guarantee by Citigroup Funding and Citigroup of Trust [XXVIII]'s obligations under the TARGETS.

MODIFICATIONS OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of TARGETS, in which case no vote will be required, the guarantee may be amended only with the prior approval of the holders of a majority of the outstanding TARGETS. All guarantees and agreements contained in the guarantee will bind the successors, assignees, receivers, trustees and representatives of Citigroup Funding and Citigroup and shall inure to the benefit of the holders of the TARGETS then outstanding.

GUARANTEE ENFORCEMENT EVENTS

     An enforcement event under the guarantee will occur upon the failure of Citigroup Funding or Citigroup, as applicable, to perform any of their respective payment or other obligations thereunder. The holders of a majority of the TARGETS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. If the guarantee trustee fails to enforce the guarantee trustee's rights under the guarantee, to the fullest extent permitted by law any holder of TARGETS may directly institute a legal proceeding against Citigroup Funding or Citigroup, as applicable, to enforce the guarantee trustee's rights under the guarantee, without first instituting a legal proceeding against Trust [XXVIII], the guarantee trustee or any other person or entity. A holder of TARGETS may also directly institute a legal proceeding against Citigroup Funding or Citigroup, as applicable, to enforce such holder's right to receive payment under the guarantee without first directing the guarantee trustee to enforce the terms of the guarantee or instituting a legal proceeding against Trust [XXVIII] or any other person or entity.

     Citigroup Funding and Citigroup will be required to provide annually to the guarantee trustee a statement as to the performance by Citigroup Funding and Citigroup of certain of their obligations under the guarantee and as to any default in such performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, prior to the occurrence of a default with respect to the guarantee and after the curing of all defaults that may have occurred, undertakes to perform only the duties that are specifically set forth in the guarantee. If any default occurs with respect to the guarantee that has not been cured or waived and the guarantee trustee has actual knowledge of it, the guarantee trustee will exercise its rights and powers under the guarantee, and use the same degree of care and skill in the exercise of such rights and powers as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the TARGETS unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The guarantee will terminate as to the TARGETS upon full payment to the holders of the TARGETS of

     - the maturity payments and all quarterly distributions,

     - the accelerated maturity payments, the treasury proceeds and any accrued but unpaid yield enhancement payments or

     - the amounts payable in accordance with the declaration upon liquidation of Trust [XXVIII].

The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of TARGETS must restore payment of any sum paid under the TARGETS or the guarantee.

STATUS OF THE GUARANTEE

     The guarantee will constitute a guarantee of payment and not of collection. The guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

GOVERNING LAW

     The guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                     DESCRIPTION OF THE TREASURY SECURITIES

     The treasury securities will consist of a portfolio of stripped self-amortizing securities issued by the U.S. Treasury and maturing on a quarterly basis through the maturity date. The treasury securities will bear quarterly payments corresponding to the payment dates of the quarterly distributions payable on the TARGETS. Upon acceleration of maturity to an accelerated maturity date, any treasury securities then held by the institutional trustee on behalf of Trust [XXVIII] will be sold and the treasury proceeds will be distributed to holders of the trust securities. See "Description of the TARGETS -- Acceleration of Maturity Date; Enforcement of Rights" in this prospectus.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the TARGETS. Unless otherwise specifically indicated herein, this summary only addresses U.S. Holders. A "U.S. Holder" is a holder of the TARGETS that is an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income taxation on a net income basis in respect of its investment in the TARGETS. The discussion below is based on the advice of Cleary Gottlieb Steen & Hamilton LLP.

     The summary is based on U.S. federal income tax laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly on a retroactive basis. Except to the extent discussed below in "-- Tax Consequences to Non-U.S. Holders" and "-- Backup Withholding and Information Reporting," the summary deals only with U.S. Holders that will hold the TARGETS as capital assets and that purchased the TARGETS in the initial offering. The summary does not address tax considerations that may be relevant to a particular holder in light of such holder's individual circumstances or that are applicable to holders subject to special tax rules, such as banks, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold the TARGETS as a position in a "straddle" for tax purposes or as part of a "synthetic security" or a "conversion transaction" or other integrated investment comprised of the TARGETS and one or more other investments, or persons that have a functional currency other than the U.S. dollar. It does not include any description of the tax laws of any state, local or foreign government that may be applicable to the TARGETS or to the holders thereof. Prospective purchasers of the TARGETS should consult their tax advisors in determining the tax consequences to them of purchasing, owning or disposing of the TARGETS, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign income or other tax laws.

     There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of the TARGETS. Pursuant to the amended and restated declaration of trust, every holder of the TARGETS and Trust [XXVIII] agrees to treat the TARGETS for U.S. federal income tax purposes as a beneficial interest in a trust that holds the treasury securities and the forward contract. In addition, pursuant to the forward contract and the amended and restated declaration of trust, every holder of the TARGETS, Trust [XXVIII], Citigroup Funding and Citigroup agree to characterize for U.S. federal income tax purposes, in the absence of an administrative determination or judicial ruling to the contrary, (1) the forward contract as a cash-settled forward purchase contract and (2) an amount equal to the purchase price of the TARGETS less the purchase price of the treasury securities as a cash deposit to be applied on the maturity date or accelerated maturity date in full satisfaction of the holder's payment obligation under the forward contract. Trust [XXVIII] intends to report holders' income to the Internal Revenue Service in accordance with this agreed treatment.

     Under this agreed approach, the tax consequences of holding a TARGETS should be as described below. Prospective investors in the TARGETS should be aware, however, that no ruling is being requested from the Internal Revenue Service with respect to the TARGETS and the Internal Revenue Service might take a different view as to the proper characterization of the TARGETS or of the forward contract and of the U.S. federal income tax consequences to a holder thereof.

TAX STATUS OF TRUST [XXVIII]

     The Trust will be treated as a grantor trust owned solely by the present and future holders of trust securities for U.S. federal income tax purposes, and accordingly, income received by Trust [XXVIII] will be treated as income of the holders of the TARGETS in the manner set forth below.

TAX CONSEQUENCES TO U.S. HOLDERS

     Tax Basis in the Treasury Securities and the Forward Contract. Each U.S. Holder should be considered the owner of its pro rata portion of the treasury securities and the forward contract in Trust [XXVIII]. The cost to the U.S. Holder of its TARGETS should be allocated among the holder's pro rata portion of the treasury securities and the forward contract, in proportion to the fair market values thereof on the date on which the holder acquires its TARGETS, in order to determine the holder's tax basis in such assets. It is currently anticipated that approximately 10% to 15% and 85% to 90% of the net proceeds of the offering will be used by Trust [XXVIII] to purchase the treasury securities and the forward contract, respectively.

     Recognition of Original Issue Discount on the Treasury Securities. The treasury securities in Trust [XXVIII] will consist of stripped, self-amortizing U.S. Treasury securities. A U.S. Holder should be required to treat its pro rata portion of each treasury security in Trust [XXVIII] as a bond that was originally issued on the date the holder purchased its TARGETS and at an original issue discount equal to the excess of the holder's pro rata portion of the amounts payable on such treasury security over the holder's tax basis therein, as discussed above. The amount of such excess, however, should constitute only a portion of the total amounts payable with respect to the treasury securities held by Trust [XXVIII] and, accordingly, a substantial portion of the quarterly cash distributions from Trust [XXVIII] to holders should be treated as a tax-free return of the holder's investment in the treasury securities and should reduce the holder's tax basis in its pro rata portion of the treasury securities. A U.S. Holder, whether using the cash or accrual method of tax accounting, should be required to include original issue discount, other than original issue discount on short-term treasury securities as described below, in gross income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method, prior to the receipt of cash attributable to such income. A U.S. Holder's tax basis in a treasury security held by Trust [XXVIII] should be increased by the amount of any original issue discount included in gross income by the holder with respect to such treasury security and reduced to the extent that any payment received on maturity, sale or other disposition of the TARGETS represents a repayment of accrued original issue discount.

     With respect to any short-term treasury security (a treasury security with a maturity of one year or less from the date it is purchased) held by Trust [XXVIII], U.S. Holders using the cash method of tax accounting should generally be required to include interest payments on such treasury securities in gross income as such payments are received. In addition, such cash method U.S. Holders may be denied a deduction for any related interest expense until such payments are received. U.S. Holders using the accrual method of tax accounting should be required to include original issue discount on any short-term treasury security held by Trust [XXVIII] in gross income as such original issue discount accrues. Unless a U.S. Holder elects to accrue the original issue discount on a short-term treasury security according to a constant yield method based on daily compounding, such original issue discount should be accrued on a straight-line basis.

     Treatment of the Forward Contract. Each U.S. Holder should be treated as having entered into a pro rata portion of the forward contract and, at the maturity date or accelerated maturity date, as having received a pro rata portion of the maturity payment or accelerated maturity payment, as the case may be, received by Trust [XXVIII]. Under current law, a U.S. Holder should not recognize income, gain or loss upon entry into the forward contract and should not be required to include in gross income additional amounts over the term of the forward contract, except with respect to the yield enhancement payments, as described below. It is possible, however, that the Internal Revenue Service and the U.S. Treasury Department could have indicated that they plan to publish guidance with retroactive application that could increase the amount of income required to be included over the term of the forward contract. See "-- Possible Alternative Characterizations" below.

     Treatment of the Yield Enhancement Payments. Consistent with the agreed characterization, any yield enhancement payments, including amounts payable with respect to any deferred yield enhancement payments, should be characterized as interest payable on the amount of the cash deposit and should generally be includible in the income of a U.S. holder on an accrual basis.

     Sale or Other Disposition of the TARGETS. Upon a sale or other disposition of all or some of a U.S. Holder's TARGETS, such holder should be treated as having sold its pro rata portions of the treasury securities and the forward contract underlying the TARGETS. The selling U.S. Holder should recognize capital gain or loss equal to the difference between the amount realized from such sale or other disposition and the holder's aggregate tax bases in its pro rata portions of the treasury securities and the forward contract, except to the extent of any (1) accrued interest with respect to the holder's pro rata portion of the treasury securities includible in gross income as ordinary income and (2) accrued but unpaid yield enhancement payments to the extent not previously taken into account in determining the U.S. Holder's tax basis. Any such gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period for the TARGETS is more than one year. The distinction between capital gain or loss and ordinary income or loss is important for purposes of the limitations on a holder's ability to offset capital losses against ordinary income. In addition, long-term capital gains recognized by an individual U.S. Holder generally are subject to a maximum rate of 15 percent.

     Distributions of Cash at the Maturity Date or Accelerated Maturity
Date. On the receipt of cash by Trust [XXVIII] with respect to the forward contract on the maturity date or accelerated maturity date, a U.S. Holder should realize capital gain or loss equal to the difference between the holder's pro rata portion of the amount of cash received by Trust [XXVIII] and the holder's tax basis in its pro rata portion of the forward contract at that time, except to the extent such cash is attributable to any accrued but unpaid yield enhancement payments to the extent not previously taken into account in determining the U.S. Holder's tax basis. Under certain circumstances, on or following the accelerated maturity date, Trust [XXVIII] may sell all or a portion of the treasury securities and distribute the treasury proceeds to holders. Upon such a sale by Trust [XXVIII], a U.S. Holder should realize capital gain or loss equal to the difference between the amount of cash received by the holder, except to the extent of any accrued interest with respect to the holder's pro rata portion of short-term treasury securities includible in gross income as ordinary income, and the holder's tax basis in its pro rata portion of the treasury securities sold by Trust [XXVIII]. Any such capital gain or loss described in this paragraph will be long-term capital gain or loss if the U.S. Holder's holding period for the TARGETS is more than one year and will be subject to the same maximum U.S. federal income tax rates for individuals discussed above under "-- Sale or Other Disposition of the TARGETS."

     Possible Alternative Characterizations. It is possible that the Internal Revenue Service could seek to characterize the TARGETS in a manner that results in tax consequences different from those described above. Under alternative characterizations of the TARGETS, it is possible, for example, that the forward contract could be treated as a contingent payment debt instrument, or as including a debt instrument and a forward contract or two or more options. It is also possible that the Internal Revenue Service could take the view that a U.S. Holder should include in gross income the amount of cash actually received each year in respect of the TARGETS or that the TARGETS as a whole constitute a contingent payment debt instrument. Under these alternative characterizations, the timing and character of income from the TARGETS could differ substantially.

     It is also possible that future regulations or other Internal Revenue Service guidance could require U.S. Holders to increase the amount of income accrued on a current basis over the term of the TARGETS. The Internal Revenue Service and U.S. Treasury Department have issued proposed regulations that require current accrual of income with respect to contingent nonperiodic payments made under certain notional principal contracts. The preamble to the regulations states that the "wait and see" method of tax accounting does not properly reflect the economic accrual of income on such contracts, and requires current accrual of income with respect to some contracts already in existence at the time the proposed regulations were released. While the proposed regulations do not apply to forward contracts such as the forward contract held by Trust [XXVIII], the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the Internal Revenue Service published future guidance requiring current accrual of income with respect to contingent payments on prepaid forward contracts, it is possible that U.S. Holders could be required to increase the amount of income accrued on a current basis over the term of the TARGETS.

     Potential Application of Constructive Ownership Rules. Some or all of the net long-term capital gain arising from certain "constructive ownership" transactions may be characterized as ordinary income, in which case an interest charge would be imposed on any such ordinary income. These rules have no immediate application to forward contracts in respect of the stock of a domestic operating company, including the TARGETS. The rules, however, grant discretionary authority to the U.S. Treasury Department to expand the scope of "constructive ownership" transactions to include forward contracts in respect of the stock of all corporations. The rules separately also direct the Treasury to promulgate regulations excluding a forward contract that does not convey "substantially all" of the economic return on an underlying asset from the scope of "constructive ownership" transactions. This category may include the TARGETS. It is not possible to predict whether such regulations will be promulgated by the Treasury, or the form or effective date that any regulations that may be promulgated might take.

     Tax information reporting. The IRS recently issued regulations providing information reporting rules for widely held fixed investment trusts. These rules will apply to TARGETS beginning on January 1, 2007 and generally will require more extensive reporting of trust items to the IRS and investors on IRS Forms 1099s and in accompanying statements, including separate identification of trust income and expense items.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

     A "Non-U.S. Holder" is a holder of the TARGETS that is a non-resident alien individual or foreign corporation. In the case of a Non-U.S. Holder:

     (1) quarterly distributions made with respect to the TARGETS should not be subject to U.S. withholding tax, provided that the beneficial owner of the TARGETS complies with applicable certification requirements, including in general the furnishing of an Internal Revenue Service Form W-8BEN or a substitute form; and

     (2) any capital gain realized upon the sale or other disposition of the TARGETS should not be subject to U.S. federal income tax unless (A) the gain is effectively connected with a U.S. trade or business of such holder or (B) in the case of an individual, the individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and either (i) the gain is attributable to a fixed place of business maintained by such individual in the United States or (ii) such holder has a tax home in the United States.

     For purpose of applying the rules set forth above to an entity that is treated as fiscally transparent (e.g., a partnership) for U.S. federal income tax purpose, the beneficial owner means each of the ultimate beneficial owners of the entity.

     A Non-U.S. Holder that is subject to U.S. federal income taxation on a net income basis with respect to its investment in the TARGETS should see the discussion in "-- Tax Consequences to U.S. Holders."

ESTATE TAX

     If you are an individual who will be subject to U.S. federal estate tax only with respect to U.S. situs property (generally an individual who at death is neither a citizen nor a domiciliary of the United States) or an entity the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty benefit, the TARGETS may be treated as U.S. situs property for U.S. federal estate tax purposes. You are urged to consult your own tax advisors regarding the U.S. federal estate tax consequences of investing in the TARGETS.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     A holder of the TARGETS, including a Non-U.S. Holder, may be subject to information reporting and to backup withholding tax on certain amounts paid to the holder unless such holder:

     (1) is a corporation or comes within certain other exempt categories and, when required, provides proof of such exemption, or

     (2) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding tax and otherwise complies with applicable requirements of the backup withholding rules.

     Backup withholding is not an additional tax and any amounts withheld may be credited against the holder's U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, imposes certain requirements on "employee benefit plans," as defined in Section 3(3) of ERISA, subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA Plans") and on those persons who are fiduciaries with respect to ERISA Plans. Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 prohibit certain transactions involving the assets of an ERISA Plan or a plan, such as a Keogh plan or an individual retirement account, that is not subject to ERISA but which is subject to Section 4975 of the Internal Revenue Code (together with ERISA Plans, "Plans") and certain persons, referred to as "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code, having certain relationships to such Plans, unless a statutory or administrative exception or exemption is applicable to the transaction. As used below, the term "Pension Type Accounts" shall include Plans, entities the assets of which may be deemed to be "plan assets" under ERISA regulations, and governmental plans subject to any substantially similar federal, state or local laws.

     The U.S. Department of Labor has promulgated a regulation, 29 C.F.R.
Section 2510.3-101, describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title I of ERISA and Section 4975 of the Internal Revenue Code. Under this regulation, if a Plan invests in a beneficial interest in a trust or a profits interest in a partnership, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless the interest is a "publicly-offered security" or certain other conditions are satisfied. It is anticipated that the TARGETS should constitute "publicly-offered securities" within the meaning of the regulation, and that, consequently, transactions engaged in by the Trust, including the forward contract, should not be subject to the provisions of ERISA or Section 4975 of the Internal Revenue Code.

     Any Pension Type Account which proposes to purchase the TARGETS should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, Section 4975 of the Internal Revenue Code and any substantially similar applicable law to such an investment, and to confirm that such investment will not constitute or result in a prohibited transaction or any other violation of an applicable legal requirement for which an exemption is not available.

     By its purchase of any TARGETS, each initial purchaser and subsequent transferee will be deemed to have represented and warranted on each day from the date on which the purchaser or transferee acquires the TARGETS through and including the date on which the purchaser or transferee disposes of its interest in the TARGETS, either that (A) it is not a Pension Type Account or subject to any federal, state, or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code or (B) its purchase, holding and disposition of such TARGETS will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or any other violation of an applicable legal requirement, and it has not relied on advice of Citigroup Global Markets Inc. or any of its affiliates or their employees as a primary basis for its decision to purchase the TARGETS.

                                  UNDERWRITING

     Subject to the terms and conditions stated in the underwriting agreement dated the date on which the TARGETS are priced for initial sale to the public, Citigroup Global Markets Inc., as underwriter, has agreed to purchase from Trust [XXVIII], and Trust [XXVIII] has agreed to sell to Citigroup Global Markets
Inc., $       principal amount of TARGETS (       TARGETS).

     The underwriting agreement provides that the obligation of Citigroup Global Markets Inc. to purchase the TARGETS included in this offering is subject to approval of certain legal matters by counsel and to other conditions. Citigroup Global Markets Inc. is obligated to purchase all of the TARGETS if it purchases any TARGETS.

     Citigroup Global Markets Inc. proposes to offer some of the TARGETS directly to the public at the public offering price set forth on the cover page of this prospectus and some of the TARGETS to certain dealers at the public
offering price less a concession not to exceed $       per TARGETS. Citigroup
Global Markets Inc. may allow, and these dealers may reallow, a concession not
to exceed $     per TARGETS on sales to certain other dealers. Sales may also be made through Citicorp Investment Services and Citicorp Financial Services Corp., broker-dealers affiliated with Citigroup Global Markets Inc., acting as agents. Citicorp Investment Services and Citicorp Financial Services Corp. will receive as remuneration a portion of the underwriting discount set forth on the cover of
this prospectus equal to $          per TARGETS for the TARGETS they sell. If
all of the TARGETS are not sold at the initial offering price, Citigroup Global Markets Inc. may change the public offering price and the other selling terms.

     Trust [XXVIII] and Citigroup Funding have agreed that, for the period beginning on the date of the underwriting agreement and continuing to and including the closing date for the purchase of the TARGETS, they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to offer or sell or otherwise dispose of any securities, including any backup undertakings for such securities, of Citigroup Funding or of Trust [XXVIII], in each case that are substantially similar to the TARGETS or any security convertible into or exchangeable for the TARGETS or substantially similar securities. Citigroup Global Markets Inc. may release any of the securities subject to this lock-up at any time without notice.

     The underwriting agreement provides that Trust [XXVIII], Citigroup Funding and Citigroup will indemnify Citigroup Global Markets Inc. against certain liabilities, including liabilities under the Securities

Act of 1933, and will make certain contributions in respect thereof, or will contribute to payments that Citigroup Global Markets Inc. may be required to make in respect of any of those liabilities and will reimburse Citigroup Global Markets Inc. for certain legal and other expenses.

     Prior to this offering, there has been no public market for the TARGETS. Consequently, the initial public offering price for the TARGETS was determined by negotiations among Trust [XXVIII] and Citigroup Global Markets Inc. There can be no assurance, however, that the prices at which the TARGETS will sell in the public market after this offering will not be lower than the price at which they are sold by Citigroup Global Markets Inc. or that an active trading market in the TARGETS will develop and continue after this offering.

     Citigroup Funding and Trust [XXVIII] will apply to list the TARGETS on the
American Stock Exchange under the symbol "     ."

     In view of the fact that the proceeds of the sale of the TARGETS will ultimately be used by Trust [XXVIII] to purchase the forward contract, the underwriting agreement provides that Citigroup Funding will pay to Citigroup
Global Markets Inc. an underwriting discount of $       per TARGETS for the
account of Citigroup Global Markets Inc.

     In connection with the offering, Citigroup Global Markets Inc., as the
underwriter, may purchase and sell TARGETS and        common stock in the open
market. These transactions may include covering transactions and stabilizing transactions. Covering transactions involve purchases of TARGETS in the open market after the distribution has been completed to cover short positions. Stabilizing transactions consist of bids or purchases of TARGETS or common stock made for the purpose of preventing a decline in the market price of
the TARGETS or        common stock while the offering is in progress.

     Any of these activities may have the effect of preventing or retarding a decline in the market price of the TARGETS. They may also cause the price of the TARGETS to be higher than the price that otherwise would exist in the open market in the absence of these transactions. Citigroup Global Markets Inc. may conduct these transactions in the over-the-counter market or otherwise. If Citigroup Global Markets Inc. commences any of these transactions, it may discontinue them at any time.

     In order to hedge its obligations under the TARGETS, Citigroup Funding expects to enter into one or more swaps or other derivatives transactions with one or more of its affiliates. You should refer to the sections "Use of Proceeds and Hedging Activities," "Risk Factors -- The Market Value of the TARGETS May Be
Affected by Purchases and Sales of        Common Stock or Derivative Instruments
Related to        Common Stock by Affiliates of Citigroup Funding" and
"-- Citigroup Funding's Hedging Activity Could Result in a Conflict of Interest" in this prospectus.

     Citigroup Global Markets Inc. is an affiliate of Citigroup Funding. Accordingly, the offering will conform with the requirements set forth in Rule 2810 of the Conduct Rules of the National Association of Securities Dealers. Citigroup Global Markets Inc. may not confirm sales to any discretionary account without the prior specific written approval of a customer.

     We estimate that our total expenses for this offering will be $          .

     This prospectus may also be used by Citigroup Funding's broker-dealer affiliates in connection with offers and sales of the TARGETS (subject to obtaining any necessary approval of the American Stock Exchange for any of these offers and sales) in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of these affiliates may act as principal or agent in these transactions. None of these affiliates is obligated to make a market in the TARGETS and any may discontinue any market making at any time without notice, at its sole discretion.

     This prospectus in electronic format may be made available on the website maintained by the underwriter.

     Citigroup Funding and Citigroup have agreed to indemnify Citigroup Global Markets Inc. against certain liabilities under the Securities Act of 1933, or to contribute to payments Citigroup Global Markets Inc. may be required to make because of any of those liabilities.

                                 LEGAL MATTERS

     The validity of the forward contract, the guarantees and certain matters relating thereto will be passed upon for Citigroup Funding and Citigroup by Michael S. Zuckert, Esq. Mr. Zuckert, General Counsel, Finance and Capital Markets of Citigroup, 399 Park Avenue, New York, New York 10043, and legal counsel to Citigroup Funding, beneficially owns, or has rights to acquire under Citigroup's employee benefit plans, an aggregate of less than 1% of Citigroup's common stock. The validity of the TARGETS and certain matters relating thereto will be passed upon for Trust [XXVIII] by Richards, Layton & Finger, PA., as special Delaware counsel. Certain legal matters will be passed upon for the underwriter by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has also acted as special tax counsel to Citigroup Funding and Citigroup in connection with the TARGETS and Citigroup's guarantee. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup and certain of its subsidiaries, including Citigroup Funding, and may do so in the future.

                                    EXPERTS

     The consolidated financial statements of Citigroup as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2005, in Citigroup's methods of accounting for conditional asset retirement obligations associated with operating leases and, in 2003, Citigroup's methods of accounting for variable interest entities and stock-based compensation.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the cover of this prospectus.

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
Summary Information -- Q&A                                               2
Risk Factors                                                             8
Available Information                                                   13
Citigroup Inc.                                                          15
Citigroup Funding Inc.                                                  15
Use of Proceeds and Hedging Activities                                  16
Issuer of the Common Stock                                              17
Historical Data on the Common Stock                                     18
TARGETS Trust [XXVIII]                                                  19
Description of the TARGETS                                              20
Description of the Forward Contract                                     46
Description of the Guarantee                                            47
Description of the Treasury Securities                                  49
Certain United States Federal
Income Tax Considerations                                               49
ERISA Considerations                                                    53
Underwriting                                                            54
Legal Matters                                                           56
Experts                                                                 56

                                                          TARGETS TRUST [XXVIII]

                                                                 TARGETED GROWTH
                                                       ENHANCED TERMS SECURITIES
                                                                    (TARGETS(R))

                                                                 WITH RESPECT TO
                                                             THE COMMON STOCK OF

                                                                          DUE ON

                                                              $10.00 PER TARGETS

                                                               PAYMENTS DUE FROM
                                                          TARGETS TRUST [XXVIII]
                                                                   GUARANTEED BY
                                                          CITIGROUP FUNDING INC.

                                                               PAYMENTS DUE FROM
                                                          CITIGROUP FUNDING INC.
                                                                   GUARANTEED BY
                                                                  CITIGROUP INC.

                                                                      PROSPECTUS
                                                                         ,[2006]

                                                                [CITIGROUP LOGO]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses payable by the Registrants in connection with the Securities being registered hereby. All of the fees set forth below are estimates.

Commission Registration Fee.................................  $        *
Accounting Fees.............................................     120,000
Trustees' Fees and Expenses.................................      60,000
Printing and Engraving Fees.................................     300,000
NASD Fee....................................................      75,500
Legal Fees and Expenses.....................................     500,000
Stock Exchange Listing Fees.................................      50,000
                                                              ----------
          Total.............................................  $1,105,500
                                                              ==========

---------------

* Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.

  ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  CITIGROUP

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section
145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under
Section 145. Section Four of Article IV of Citigroup's By-Laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Citigroup's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

     The directors and officers of Citigroup are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup's directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup by or on behalf of such indemnifying party.

CITIGROUP FUNDING

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section
145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section One of
Article VII of Citigroup Funding's By-Laws provides that Citigroup Funding shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     Citigroup Funding also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of Citigroup Funding's Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

     The directors and officers of Citigroup Funding are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup Funding. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup Funding's directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup Funding by or on behalf of such indemnifying party.

THE TARGETS TRUSTS

     The form of amended and restated declaration of trust for each of TARGETS Trust XXVIII, TARGETS Trust XXIX, TARGETS Trust XXX, TARGETS Trust XXXI, TARGETS Trust XXXII, TARGETS Trust XXXIII, TARGETS Trust XXXIV, TARGETS Trust XXXV, TARGETS Trust XXXVI and TARGETS Trust XXXVII (each a "TARGETS Trust") provides that no Institutional Trustee (as defined in each amended and restated declaration of trust) or any of its affiliates, Delaware Trustee (as defined in each amended and restated declaration of trust) or any of its affiliates, or officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of the Institutional Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee (as defined in each amended and restated declaration of trust), affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of such TARGETS Trust or its affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such TARGETS Trust, any Affiliate (as defined in the amended and restated declaration of trust) of such TARGETS Trust or any holder of securities issued by such TARGETS Trust, or to any officer, director, shareholder, partner, member, representative, employee or agent of such TARGETS Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of such TARGETS Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such amended and restated declaration of trust or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any loss, damage, or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's negligence or willful misconduct with respect to such acts or omissions. The amended and restated declaration of trust of each TARGETS Trust also provides that, to the full extent permitted by law, Citigroup Funding Inc. (the "Company") shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of such TARGETS Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such TARGETS Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The amended and restated declaration of trust of each TARGETS Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of such TARGETS Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such TARGETS Trust and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to such TARGETS Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The amended and restated declaration of trust of each TARGETS Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the amended and restated declaration of trust. The directors and officers of the Company and the individual trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the TARGETS Trusts. Any agents, dealers or underwriters who execute any of the agreements filed as Exhibit 1 to this Registration Statement will agree to indemnify the Company's directors and their officers and the TARGETS Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to the Company or any of the TARGETS Trusts by or on behalf of such indemnifying party.

     For the undertaking with respect to indemnification, see Item 17 herein.

     See the form of Underwriting Agreement filed or to be filed as Exhibit 1 for certain indemnification provisions.

ITEM 16.  EXHIBITS.

     See the Exhibit Index, which follows the signature pages and is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Citigroup Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

             (i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

             (ii) Each prospectus required to be filed pursuant to rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

             (5) That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrants undertake that in a primary offering of securities of the Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

             (i) Any preliminary prospectus or prospectus of the Registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrants or used or referred to by the Registrants;

             (iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrants or their securities provided by or on behalf of the registrants; and

             (iv) Any other communication that is an offer in the offering made by the Registrants to the purchaser.

          (6) That, for purposes of determining any liability under the Securities Act of 1933 each filing of Citigroup Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, TARGETS Trust XXVIII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 10, 2006.

                                          TARGETS TRUST XXVIII

                                          By: /s/ SCOTT FREIDENRICH
                                            ------------------------------------
                                            Name: Scott Freidenrich
                                            Title:  Regular Trustee

                                          By: /s/ GEOFFREY S. RICHARDS
                                            ------------------------------------
                                            Name: Geoffrey S. Richards
                                            Title:  Regular Trustee

                                          By: /s/ CLIFF VERRON
                                            ------------------------------------
                                            Name: Cliff Verron
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, TARGETS Trust XXIX certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 10, 2006.

                                          TARGETS TRUST XXIX

                                          By: /s/ SCOTT FREIDENRICH
                                            ------------------------------------
                                            Name:  Scott Freidenrich
                                            Title:  Regular Trustee

                                          By: /s/ GEOFFREY S. RICHARDS
                                            ------------------------------------
                                            Name:  Geoffrey S. Richards
                                            Title:  Regular Trustee

                                          By: /s/ CLIFF VERRON
                                            ------------------------------------
                                            Name:  Cliff Verron
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, TARGETS Trust XXX certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 10, 2006.

                                          TARGETS TRUST XXX

                                          By:     /s/ SCOTT FREIDENRICH
                                            ------------------------------------
                                            Name:  Scott Freidenrich
                                            Title:  Regular Trustee

                                          By:   /s/ GEOFFREY S. RICHARDS
                                            ------------------------------------
                                            Name:  Geoffrey S. Richards
                                            Title:  Regular Trustee

                                          By:       /s/ CLIFF VERRON
                                            ------------------------------------
                                            Name:  Cliff Verron
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, TARGETS Trust XXXI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 10, 2006.

                                          TARGETS TRUST XXXI

                                          By: /s/ SCOTT FREIDENRICH
                                            ------------------------------------
                                            Name:  Scott Freidenrich
                                            Title:  Regular Trustee

                                          By: /s/ GEOFFREY S. RICHARDS
                                            ------------------------------------
                                            Name:  Geoffrey S. Richards
                                            Title:  Regular Trustee

                                          By: /s/ CLIFF VERRON
                                            ------------------------------------
                                            Name:  Cliff Verron
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, TARGETS Trust XXXII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 10, 2006.

                                          TARGETS TRUST XXXII

                                          By: /s/ SCOTT FREIDENRICH
                                            ------------------------------------
                                            Name:  Scott Freidenrich
                                            Title:  Regular Trustee

                                          By: /s/ GEOFFREY S. RICHARDS
                                            ------------------------------------
                                            Name:  Geoffrey S. Richards
                                            Title:  Regular Trustee

                                          By: /s/ CLIFF VERRON
                                            ------------------------------------
                                            Name:  Cliff Verron
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, TARGETS Trust XXXIII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 10, 2006.

                                          TARGETS TRUST XXXIII

                                          By: /s/ SCOTT FREIDENRICH
                                            ------------------------------------
                                            Name:  Scott Freidenrich
                                            Title:  Regular Trustee

                                          By: /s/ GEOFFREY S. RICHARDS
                                            ------------------------------------
                                            Name:  Geoffrey S. Richards
                                            Title:  Regular Trustee

                                          By: /s/ CLIFF VERRON
                                            ------------------------------------
                                            Name:  Cliff Verron
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, TARGETS Trust XXXIV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 10, 2006.

                                          TARGETS TRUST XXXIV

                                          By: /s/ SCOTT FREIDENRICH
                                            ------------------------------------
                                            Name:  Scott Freidenrich
                                            Title:  Regular Trustee

                                          By: /s/ GEOFFREY S. RICHARDS
                                            ------------------------------------
                                            Name:  Geoffrey S. Richards
                                            Title:  Regular Trustee

                                          By: /s/ CLIFF VERRON
                                            ------------------------------------
                                            Name:  Cliff Verron
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, TARGETS Trust XXXV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 10, 2006.

                                          TARGETS TRUST XXXV

                                          By: /s/ SCOTT FREIDENRICH
                                            ------------------------------------
                                            Name:  Scott Freidenrich
                                            Title:  Regular Trustee

                                          By: /s/ GEOFFREY S. RICHARDS
                                            ------------------------------------
                                            Name:  Geoffrey S. Richards
                                            Title:  Regular Trustee

                                          By: /s/ CLIFF VERRON
                                            ------------------------------------
                                            Name:  Cliff Verron
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, TARGETS Trust XXXVI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 10, 2006.

                                          TARGETS TRUST XXXVI

                                          By: /s/ SCOTT FREIDENRICH
                                            ------------------------------------
                                            Name:  Scott Freidenrich
                                            Title:  Regular Trustee

                                          By: /s/ GEOFFREY S. RICHARDS
                                            ------------------------------------
                                            Name:  Geoffrey S. Richards
                                            Title:  Regular Trustee

                                          By: /s/ CLIFF VERRON
                                            ------------------------------------
                                            Name:  Cliff Verron
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, TARGETS Trust XXXVII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 10, 2006.

                                          TARGETS TRUST XXXVII

                                          By: /s/ SCOTT FREIDENRICH
                                            ------------------------------------
                                            Name:  Scott Freidenrich
                                            Title:  Regular Trustee

                                          By: /s/ GEOFFREY S. RICHARDS
                                            ------------------------------------
                                            Name:  Geoffrey S. Richards
                                            Title:  Regular Trustee

                                          By: /s/ CLIFF VERRON
                                            ------------------------------------
                                            Name:  Cliff Verron
                                            Title:  Regular Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 10, 2006.

                                          CITIGROUP INC.

                                          By:    /s/ SALLIE L. KRAWCHECK
                                            ------------------------------------
                                            Sallie L. Krawcheck
                                            Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement, or amendment thereto, has been signed below by the following persons in the capacities indicated on March 10, 2006.

              SIGNATURE                                    TITLE
              ---------                                    -----

          /s/ CHARLES PRINCE             Chief Executive Officer and Director
--------------------------------------     (Principal Executive Officer)
            Charles Prince


       /s/ SALLIE L. KRAWCHECK           Chief Financial Officer
--------------------------------------     (Principal Financial Officer)
         Sallie L. Krawcheck


         /s/ JOHN C. GERSPACH            Controller and Chief Accounting Officer
--------------------------------------     (Principal Accounting Officer)
           John C. Gerspach


                  *                      Chairman of the Board
--------------------------------------
           Sanford I. Weill


                  *                      Director
--------------------------------------
         C. Michael Armstrong


                  *                      Director
--------------------------------------
           Alain J.P. Belda


                  *                      Director
--------------------------------------
             George David


                  *                      Director
--------------------------------------
           Kenneth T. Derr


                  *                      Director
--------------------------------------
            John M. Deutch


                  *                      Director
--------------------------------------
      Roberto Hernandez Ramirez


                  *                      Director
--------------------------------------
          Ann Dibble Jordan

              SIGNATURE                                    TITLE
              ---------                                    -----


                  *                      Director
--------------------------------------
           Klaus Kleinfeld


                  *                      Director
--------------------------------------
          Andrew N. Liveris


                  *                      Director
--------------------------------------
           Dudley C. Mecum


                  *                      Director
--------------------------------------
           Anne M. Mulcahy


                  *                      Director
--------------------------------------
          Richard D. Parsons


                  *                      Director
--------------------------------------
             Judith Rodin


                  *                      Director
--------------------------------------
           Robert E. Rubin


                  *                      Director
--------------------------------------
          Franklin A. Thomas


 *By:      /s/ Sallie L. Krawcheck
        ------------------------------
             Sallie L. Krawcheck
               Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Funding Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 10, 2006.

                                          CITIGROUP FUNDING INC.

                                          By:      /s/ ERIC L. WENTZEL
                                            ------------------------------------
                                            Name: Eric L. Wentzel
                                            Title:  Executive Vice President and
                                                    Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement, or amendment thereto, has been signed below by the following persons in the capacities indicated on March 10, 2006.

              SIGNATURE                                        TITLE
              ---------                                        -----

         /s/ ERIC L. WENTZEL             Executive Vice President and Treasurer
--------------------------------------   (Principal Executive Officer)
           Eric L. Wentzel

          /s/ DAVID WINKLER              Executive Vice President and Chief Financial
--------------------------------------   Officer (Principal Financial Officer)
            David Winkler

          /s/ MICHAEL CONWAY             Vice President and Controller
--------------------------------------   (Principal Accounting Officer)
            Michael Conway

        /s/ SCOTT FREIDENRICH            Director
--------------------------------------
          Scott Freidenrich

          /s/ JAMES GARNETT              Director
--------------------------------------
            James Garnett

         /s/ JOHN C. GERSPACH            Director
--------------------------------------
           John C. Gerspach

          /s/ SAUL M. ROSEN              Director
--------------------------------------
            Saul M. Rosen

                                 EXHIBIT INDEX

EXHIBIT NO.
-----------
 1            --   Form of Underwriting Agreement for the offering of the
                   TARGETS being registered under this Registration Statement.*
 3(a)         --   Certificate of Incorporation of Citigroup Funding Inc.
                   (incorporated by reference to Exhibit 4(a) to the
                   Registrants' Registration Statement on Form S-3 filed on
                   February 18, 2005 (Nos. 333-122925, 333-122925-01)).
 3(b)         --   By-Laws of Citigroup Funding Inc. (incorporated by reference to Exhibit 4(b) to the Registrants' Registration Statement
                   on Form S-3 filed on February 18, 2005 (Nos. 333-122925,
                   333-122925-01)).
 3(c)         --   Restated Certificate of Incorporation of Citigroup Inc.
                   (incorporated by reference to Exhibit 4.01 to Citigroup's
                   Registration Statement on Form S-3 filed on December 15,
                   1998 (Nos. 333-68949 to 333-68949-08)).
 3(d)         --   Certificate of Designation of 5.321% Cumulative Preferred
                   Stock, Series YY, of Citigroup Inc. (incorporated by
                   reference to Exhibit 4.45 to Amendment No. 1 to Citigroup's
                   Registration Statement on Form S-3 filed on January 22, 1999
                   (Nos. 333-68949 to 333-68949-08)).
 3(e)         --   Certificate of Amendment to the Restated Certificate of
                   Incorporation of Citigroup Inc., dated April 18, 2000
                   (incorporated by reference to Exhibit 3.01.3 to Citigroup's
                   Quarterly Report on Form 10-Q for the fiscal quarter ended
                   March 31, 2000 (File No. 1-9924)).
 3(f)         --   Certificate of Amendment to the Restated Certificate of
                   Incorporation of Citigroup Inc., dated April 17, 2001
                   (incorporated by reference to Exhibit 3.01.4 to Citigroup's
                   Quarterly Report on Form 10-Q for the fiscal quarter ended
                   March 31, 2001 (File No. 1-9924)).
 3(g)         --   Certificate of Designation of 6.767% Cumulative Preferred
                   Stock, Series YYY, of Citigroup Inc. (incorporated by
                   reference to Exhibit 3.01.5 to Citigroup's Annual Report on
                   Form 10-K for the fiscal year ended December 31, 2001, as
                   amended (File No. 1-9924)).
 3(h)         --   By-Laws of Citigroup Inc., as amended effective January 19,
                   2005 (incorporated by reference to Exhibit 3.1 to
                   Citigroup's Current Report on Form 8-K filed on January 21,
                   2005).
 3(i)         --   Certificate of Trust of TARGETS Trust XXVIII.*
 3(j)         --   Certificate of Trust of TARGETS Trust XXIX.*
 3(k)         --   Certificate of Trust of TARGETS Trust XXX.*
 3(l)         --   Certificate of Trust of TARGETS Trust XXXI.*
 3(m)         --   Certificate of Trust of TARGETS Trust XXXII.*
 3(n)         --   Certificate of Trust of TARGETS Trust XXXIII.*
 3(o)         --   Certificate of Trust of TARGETS Trust XXXIV.*
 3(p)         --   Certificate of Trust of TARGETS Trust XXXV.*
 3(q)         --   Certificate of Trust of TARGETS Trust XXXVI.*
 3(r)         --   Certificate of Trust of TARGETS Trust XXXVII.*
 4(a)         --   Form of Amended and Restated Declaration of Trust.*
 4(b)         --   Form of TARGETS Guarantee Agreement.*
 4(c)         --   Form of Indenture and Forward Contract among Citigroup
                   Funding Inc., Citigroup Inc. and JPMorgan Chase Bank, N.A.,
                   as Trustee (incorporated by reference to Exhibit 4(f) to
                   Citigroup's Registration Statement on Form S-3 filed on July
                   20, 2005 (No. 333-126744-04)).
 4(d)         --   Form of TARGETS (included in Exhibit 4(a)).*
 4(e)         --   Form of Common Securities (included in Exhibit 4(a)).*
 4(f)         --   Form of Forward Contract (included in Exhibit 4(c)).*
 5(a)         --   Opinion of Michael S. Zuckert, Esq.*

EXHIBIT NO.
-----------
 5(b)         --   Opinion of Richards, Layton & Finger, PA with respect to
                   TARGETS Trust XXVIII.*
 5(c)         --   Opinion of Richards, Layton & Finger, PA with respect to
                   TARGETS Trust XXIX.*
 5(d)         --   Opinion of Richards, Layton & Finger, PA with respect to
                   TARGETS Trust XXX.*
 5(e)         --   Opinion of Richards, Layton & Finger, PA with respect to
                   TARGETS Trust XXXI.*
 5(f)         --   Opinion of Richards, Layton & Finger, PA with respect to
                   TARGETS Trust XXXII.*
 5(g)         --   Opinion of Richards, Layton & Finger, PA with respect to
                   TARGETS Trust XXXIII.*
 5(h)         --   Opinion of Richards, Layton & Finger, PA with respect to
                   TARGETS Trust XXXIV.*
 5(i)         --   Opinion of Richards, Layton & Finger, PA with respect to
                   TARGETS Trust XXXV.*
 5(j)         --   Opinion of Richards, Layton & Finger, PA with respect to
                   TARGETS Trust XXXVI.*
 5(k)         --   Opinion of Richards, Layton & Finger, PA with respect to
                   TARGETS Trust XXXVII.*
 8            --   Opinion of Cleary Gottlieb Steen & Hamilton LLP as to
                   certain federal income tax matters.*
12(a)         --   Calculation of Ratio of Income to Fixed Charges
                   (incorporated by reference to Exhibit 12.01 to Citigroup's
                   Annual Report on Form 10-K for the year ended December 31,
                   2005).
12(b)         --   Calculation of Ratio of Income to Combined Fixed Charges
                   (including preferred stock dividends) (incorporated by
                   reference to Exhibit 12.02 to Citigroup's Annual Report on
                   Form 10-K for the year ended December 31, 2005).
23(a)         --   Consent of KPMG LLP, Independent Registered Public
                   Accounting Firm.*
23(b)         --   Consent of Michael S. Zuckert, Esq. (included in Exhibit
                   5(a)).
23(c)         --   Consent of Richards, Layton & Finger, PA with respect to
                   TARGETS Trust XXVIII (included in Exhibit 5(b)).
23(d)         --   Consent of Richards, Layton & Finger, PA with respect to
                   TARGETS Trust XXIX (included in Exhibit 5(c)).
23(e)         --   Consent of Richards, Layton & Finger, PA with respect to
                   TARGETS Trust XXX (included in Exhibit 5(d)).
23(f)         --   Consent of Richards, Layton & Finger, PA with respect to
                   TARGETS Trust XXXI (included in Exhibit 5(e)).
23(g)         --   Consent of Richards, Layton & Finger, PA with respect to
                   TARGETS Trust XXXII (included in Exhibit 5(f)).
23(h)         --   Consent of Richards, Layton & Finger, PA with respect to
                   TARGETS Trust XXXIII (included in Exhibit 5(g)).
23(i)         --   Consent of Richards, Layton & Finger, PA with respect to
                   TARGETS Trust XXXIV (included in Exhibit 5(h)).
23(j)         --   Consent of Richards, Layton & Finger, PA with respect to
                   TARGETS Trust XXXV (included in Exhibit 5(i)).
23(k)         --   Consent of Richards, Layton & Finger, PA with respect to
                   TARGETS Trust XXXVI (included in Exhibit 5(j)).
23(l)         --   Consent of Richards, Layton & Finger, PA with respect to
                   TARGETS Trust XXXVII (included in Exhibit 5(k)).
23(m)         --   Consent of Cleary Gottlieb Steen & Hamilton LLP (included in
                   Exhibit 8).
24(a)         --   Powers of Attorney of certain Citigroup Inc. Directors.*
25(a)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of JPMorgan Chase Bank, N.A., under the amended and restated declaration of trust of TARGETS
                   Trust XXVIII.*

EXHIBIT NO.
-----------
25(b)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of JPMorgan Chase Bank, N.A., under the amended and restated declaration of trust of TARGETS
                   Trust XXIX.*
25(c)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of JPMorgan Chase Bank, N.A., under the amended and restated declaration of trust of TARGETS
                   Trust XXX.*
25(d)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of JPMorgan Chase Bank, N.A., under the amended and restated declaration of trust of TARGETS
                   Trust XXXI.*
25(e)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of JPMorgan Chase Bank, N.A., under the amended and restated declaration of trust of TARGETS
                   Trust XXXII.*
25(f)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of JPMorgan Chase Bank, N.A., under the amended and restated declaration of trust of TARGETS
                   Trust XXXIII.*
25(g)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of JPMorgan Chase Bank, N.A., under the amended and restated declaration of trust of TARGETS
                   Trust XXXIV.*
25(h)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of JPMorgan Chase Bank, N.A., under the amended and restated declaration of trust of TARGETS
                   Trust XXXV.*
25(i)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of JPMorgan Chase Bank, N.A., under the amended and restated declaration of trust of TARGETS
                   Trust XXXVI.*
25(j)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of JPMorgan Chase Bank, N.A., under the amended and restated declaration of trust of TARGETS
                   Trust XXXVII.*
25(k)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of JPMorgan Chase Bank, N.A., under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust XXVIII.*
25(l)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of JPMorgan Chase Bank, N.A., under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust XXIX.*
25(m)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of JPMorgan Chase Bank, N.A., under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust XXX.*
25(n)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of JPMorgan Chase Bank, N.A., under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust XXXI.*
25(o)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of JPMorgan Chase Bank, N.A., under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust XXXII.*
25(p)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of JPMorgan Chase Bank, N.A., under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust XXXIII.*
25(q)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of JPMorgan Chase Bank, N.A., under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust XXXIV.*

EXHIBIT NO.
-----------
25(r)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of JPMorgan Chase Bank, N.A., under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust XXXV.*
25(s)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of JPMorgan Chase Bank, N.A., under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust XXXVI.*
25(t)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of JPMorgan Chase Bank, N.A., under the TARGETS Guarantee Agreement with respect to TARGETS
                   Trust XXXVII.*
25(u)         --   Form T-1, Statement of Eligibility Under the Trust Indenture
                   Act of 1939, as amended, of JPMorgan Chase Bank, N.A., under the Indenture with respect to the Forward Contracts.*

---------------
* Filed herewith.